Exhibit 10.26

TENANT: BROOKLYN IMMUNOTHERAPEUTICS, INC.

LEASE

LEASE dated as of the 15th day of June 2021, in which the Landlord and the Tenant are the parties hereinafter named, and which relates to the Premises, as defined below, within a building located at 1035 Cambridge Street, Cambridge, Massachusetts (the “Building”). The undersigned parties do hereby covenant and agree with each other as follows:

ARTICLE I

1.1	DEFINITIONS

Additional Rent: Escalation Charges and other charges due to Landlord from Tenant pursuant to the provisions of this Lease.

Address for Rent Payments:	Fairlane Columbia, LLC P.O. Box 844033 Boston, MA 02284-4033

Approved Subtenants: None

Base Rent: $151,984.00 per annum; $12,665.33 per month ($56.00/RSF) for the first Lease Year and increasing as of July 1 of each Lease Year by the year-over-year increase of the Consumer Price Index (CPI) multiplied times the prior year’s Base Rent.

Base Condominium Fees: Condominium Fees paid, payable or incurred by Landlord in Calendar Year 2021 for the Unit.

Base Taxes: Real estate taxes assessed by the City of Cambridge against the Unit for the 2021 Fiscal Year ending June 30, 2019.

Broker: None

Building: 1035 Cambridge Street, Cambridge, Massachusetts 02141

Business Days: Monday through Friday excepting legal holidays in Massachusetts as provided in Exhibit F attached hereto.

Business Hours: 8:00 AM to 5:00 PM

Commencement Date: June 15, 2021

Common Areas: Hallways, entryways, stairs, bathrooms, lobby, service areas, driveway, Parking Lot, loading dock, freight elevator and all other areas and facilities in the Building and Property which are provided and designated from time to time by the Condominium for the nonexclusive use and convenience of Tenant with other tenants of the Building and their respective employees, invitees, licensees or other visitors.

Condominium: The 432 Columbia Street Condominium, consisting of the land and buildings located at the Property, created by the Master Deed.

Condominium Documents: Master Deed, Condominium Trust, By-Laws, and Rules and Regulations of the Condominium, as they may be modified from time to time.

Condominium Fees: Fees charged to the Unit by the Condominium Trust and paid by the Landlord to the Condominium Trust for various expenses of the Condominium, as specified in Section 9.2 of the Lease.

Condominium Telephone Closet: Telephone closet located on the Building’s Lower Level within Suite 9.

Condominium Trust: The 432 Columbia Street Condominium Trust, dated January 22, 1988 and recorded at Book 18837, Page 158, including the By-Laws incorporated therein, as the same may be amended from time to time, and the Rules and Regulations incorporated therein, as the same may be amended by the Condominium Trustees from time to time.

Condominium Trustees: The elected representatives of the Condominium Trust.

Conference Center: The conference room, designated as Suite 5, located in the Building’s Lower Level.

Consumer Price Index (CPI): The CPI for Urban Wage Earners and Clerical Workers (“CPI-W”) as provided by the U.S. Bureau of Labor Statistics (“USBLS”). In the event that USBLS no longer compiles the CPI-W or the USBLS ceases to exist, then Landlord shall use the Consumer Price Index for All Urban Consumers (“CPI-U”) or any other CPI compiled by any agency of the United States Government as reasonably selected by Landlord.

Default by Landlord: As determined in accordance with Section 13.2 of this Lease.

Default by Tenant: As determined in accordance with Section 13.1 of this Lease.

Escalation Percentage: 100% of the Unit

Escalation Charges: The amounts charged to Tenant for Real Estate Tax Payments and Condominium Fee Payments pursuant to Articles VIII and IX.

Expiration Date: June 30, 2028.

Fair Market Rent: Based on Landlord’s reasonable analysis of monthly parking charges of garages and parking lots within a one (1) mile radius of the Building.

Landlord: Fairlane Columbia, LLC

Landlord’s Address: c/o Fairlane Properties, Inc., 1035 Cambridge Street, Cambridge, MA 02141

Landlord’s Numbers: Telephone-(617) 725-1000

Landlord’s Agent: LPC Commercial Services, Inc. d/b/a Lincoln Property Company

Landlord’s Agent’s Address: 1 Van de Graaf Drive, Burlington, MA 01803

Landlord’s Agent’s Numbers: Telephone-(781) 238-4488; Fax-(781) 272-8493

Landlord’s Work: As provided in Exhibit C.

Lease Year: The period commencing on the Commencement Date and ending at the end of a calendar month at least twelve (12) months from the Commencement Date and the next six (6) twelve (12) month period for the first, second, third, fourth, fifth, sixth and seventh Lease Years, respectively.

Master Deed: The document by which the Condominium was created, dated January 22, 1988 and recorded with the Middlesex (South District) Registry of Deeds (“Registry”) in Book 18837, Page 122, as amended and restated in its entirety by Master Deed dated April 8, 1988 recorded with said Deeds in Book 1898 0, Page 227, as further amended by Amendment to Condominium Master Deed dated April 28, 1988 recorded with said Deeds in Book 19019, Page 382, as further amended by Second Amendment to Condominium Master Deed dated October 3, 1988 recorded with said Deeds in Book 19389, Page 332, as further amended by Amendment to Second Amendment to Master Deed dated April 25, 2000 recorded in said Deeds in Book 31369, page 323, as further amended by Amendment to Master Deed dated August 17, 2006 recorded in said Deeds as 45886, Page 24 (collectively, the “Master Deed”).

Operating Year: Each calendar year in which any part of the Term shall fall after the Commencement Date.

Parking: Tenant shall have three (3) Parking Spaces in the Parking Lot, designated as of the Commencement Date as Parking Spaces 21, 95 and 96. Landlord may change the location of the spaces from time to time at its sole discretion. Landlord may also choose to provide Tenant with parking permits for the Parking Lot which must be displayed in authorized vehicles.

Parking Lot: The areas in the rear, side and front of the building with access from Columbia and Windsor Streets as shown on the attached Exhibit G.

Parking Rent: For each Parking Space, Tenant shall pay $210.00 per space monthly or $2,520.00 annually for the first Lease Year and Fair Market Rent for second, third, fourth, fifth, sixth and seventh Lease Years which may be adjusted annually.

Parking Space: A designated area in the Parking Lot where Tenant shall have the exclusive  use to park a vehicle and for no other purpose.

Permitted Uses: General offices, research and development and laboratories, and, to the extent permitted by applicable law, typical uses ancillary to general office use, research and development and laboratories, including limited manufacturing as provided by the City of Cambridge Zoning Ordinance. The Premises may be used for other uses only with the prior written consent of the Landlord.

Premises: 2,714 rentable square feet located in Suite 18A comprising the entirety of the Unit on the First Floor of the Building as shown on the attached Exhibit B.

Property: The Building and Parking Lot and the parcels of real property on which they are located which are described in Exhibit A of this Lease, also known from time to time as 432 Columbia Street Condominium Trust.

Rent: Base Rent, Parking Rent, Additional Rent, Utility Costs, and all sums due hereunder from Tenant to Landlord.

RSF: Rentable square feet

Rules and Regulations: Attached as Exhibit D, originally recorded with the Condominium Trust dated January 22, 1988, record at the Registry at Book 18837, Page 158, as amended and recorded at the Registry, Book 25255, Page 604 on March 2, 1995 and as amended as of May 1, 2006, October 16, 2008, July 31, 2009, October 28, 2011, December 3, 2014, December 2, 2015, December 7, 2016, December 6, 2017, December 5, 2018 and August 7, 2020 by votes of the Trustees of the Condominium Trust.

Security Deposit: $25,330.66

Tax Year: Each fiscal year, for the period ending June 301 in which any part of the Term shall fall after the Commencement Date.

Taxes: Real estate taxes and any other municipal tax charge or betterment  assessed  with respect to the Unit for any Tax Year as determined in accordance with Section 8.1 and as specified in Section 1.1 of this Lease.

Tenant: Brooklyn Immunotherapeutics, Inc.

Tenant’s Address:	Prior to Commencement Date: 1040 First Ave.# 361, New York, NY 10022

As of Commencement Date: 1035 Cambridge Street, Suite 18A, Cambridge, MA 02141

Tenant’s Early Access: Subject to receipt by Landlord of certificates of insurance required by Section 10.2 of the Lease and Section 8 of Exhibit C of the Lease prior to Tenant’s access, Tenant shall be given access to the Premises and other portions of the Building without payment of Rent in order to install furniture, fixtures, and equipment. Such access may be provided by Landlord before completion of Landlord’s Work.

Tenant’s Insurance: Insurance as specified in Section l0.2 of this Lease, including commercial general liability and property damage liability with a combined single occurrence limit of not less than $2,000,000 and workers’ compensation insurance with a minimum statutory limit of $100,000 for each accident, $500,000 policy limit and $100,000 for each employee.

Tenant’s Removable Property: As defined in Section 5.2 of this Lease.

Term: Period commencing on the Commencement Date and expiring at 5 p.m. on the Expiration Date.

Unit: Unit 18A.

Utility Costs: For the cost of natural gas and  electricity for the HVAC unit currently servicing the Premises, $3,392.50 per annum; $282.71 per month ($1.25/RSF) for the first Lease Year, increasing 3% per annum for the second, third, fourth, fifth, sixth and seventh Lease Years.

1.2	EXTENT OF AGREEMENT

This Lease, together with Exhibits A, B, C, D, E, F and G and the Condominium Documents, contains the complete agreement of the parties concerning the subject matter hereof, and there are no oral or written understandings, representations, or agreements pertaining thereto which have not been incorporated herein. This Lease supersedes and replaces all prior understandings, representations, warranties or agreements between the parties and shall be the only agreement between the parties with respect to the Premises.

ARTICLE II

2.1	LEASED PREMISES

Landlord hereby demises and leases the Premises and Tenant hereby accepts the Premises for the Term, subject to and with the benefit of the terms, covenants, conditions and other provisions of this Lease.

2.2	APPURTENANT RIGHTS AND OBLIGATIONS

Tenant, its employees, invitees, licensees and other visitors shall have general nonexclusive use of Common Areas of the Building as is necessary for the use and enjoyment of the Premises. The Condominium Trust has established Rules and Regulations concerning the maintenance, management, use and operation of the Common Areas as described in Section 1 4.6.

ARTICLE III

3.1	RENT

Tenant agrees to pay the Rent due hereunder to Landlord, or as directed by Landlord (except as otherwise set forth herein), without notice or demand, without deduction or offset, and without abatement or reduction. Base Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term, but in no event shall more than one month’s Base Rent be paid in advance. Additional Rent shall be payable on the first day of each and every calendar month during the Term. All other payments due hereunder shall be due with the next due payment of Rent or, after the termination of this Lease, on the first day of the month after such payment is due. All payments shall be paid by check in lawful money of the United States to the order of the Landlord at the Address for Rent Payments listed in Section 1.1. The first full month’s Base Rent, Parking Rent and Utility Costs shall be due at Landlord’s Address upon Lease execution. If the Commencement Date is on any date other than the first day of the month, the second month’s Base Rent, Parking Rent and Utility Costs shall be prorated  and due  on the first day of the second month of the Term.

3.2	LATE RECEIPT OF RENT

If Landlord elects, in its sole discretion and without waiving any other rights under the terms and conditions of this Lease, to accept Rent after the tenth (10th) day of the month, Landlord may, at Landlord’s sole discretion, either charge Tenant the lower of (i) a late payment fee of $50, or (ii) interest on Rent at the rate of 1.5% per month, or any part thereof, (18% per annum) for all sums which are in excess of ten (10) days overdue after notice until such time as Rent is paid in full. Such additional payments shall be due and payable with the Rent.

ARTICLE IV

4.1	CONDITION OF PREMISES

(a) Tenant acknowledges that it has inspected the Building and the Premises and that the Premises are being leased and the Building is being accepted in their “as is” condition, except for latent defects and, for the Premises as described in Exhibit C, “Landlord’s Work”. Tenant acknowledges that a central security alarm system is not present at the Premises or the Building. With the keys to the Premises and Building passcards, Tenant shall have 24 hour per day access and seven (7) day per week access to the Premises at all times during the Term, except as provided in Sections 12.2 and 12.3. Tenant may install a security system for its Premises and upon installation Tenant shall provide the security system code(s) to Landlord and Landlord’s Agent. Any doors in the Premises which are rekeyed by the Tenant at anytime during the Term shall be on Landlord’s master key system. Five (5) building passcards, with the Tenant providing names for employees using said passcards, shall be provided to Tenant at the Commencement Date. Tenant may request additional or misplaced passcards from Landlord’s Agent at a cost of $25 for each card.

(b) Within six (6) weeks of the execution of the Lease, Landlord shall include Tenant in its Building directories and First Floor directory and on the front door to the Premises, saying “Brooklyn Immunotherapeutics, Suite 18A”. The Building directories shall list “Brooklyn Immunotherapeutics, Suite 18 A”. Within seven (7) business days of Tenant’s receipt of notice of substantial completion of “Landlord’s Work”, as defined in Exhibit C, Landlord and Tenant shall conduct a walk-through of the Premises to determine compliance with Exhibit C. Tenant shall provide Landlord with a “Punch List” which shall include items, if any, requiring further work on the part of Landlord to be completed in accordance with Exhibit C. Unless otherwise agreed  by the parties, all Punch List items shall be completed within (30) days of the date of the Punch List.

(c) Tenant’s telecommunications vendors shall have access to the Premises after the Commencement Date for installation of telecommunications wiring and shall coordinate said installation with Landlord so to avoid additional costs by Landlord and delay of completion of Landlord’s Work. Tenant’s vendors shall be responsible for any repairs or repainting required after completion of the installation of telecommunications wiring. Prior to arranging for any wiring for telecommunications from the Condominium Telephone Closet to the Premises, Tenant must receive Landlord’s approval for the routing of such wiring prior to installation. Tenant shall be responsible for the installation and cost of all telecommunications and data wiring. Tenant’s telecommunication’s vendor shall provide a Certificate of Insurance with Certificate Holder and Additional Insureds as provided in Section 10.2 of this Lease and minimum coverage for such vendor as provided in said section. Tenant agrees to place tags on such wires identifying the Tenant and its wiring. Telecommunications outlets shall be at the height of electrical outlets in the space. Any use of wiremold for enclosing telecommunications wiring, loose wiring hung from walls or ceilings or laid on the floor in the Premises will require the approval of Landlord. Land lord must approve in writing all telecommunication service providers, not currently servicing the Building or Premises, which require installations or wiring within the Building or Premises. Tenant’s telecommunications vendor shall receive an electrical permit if necessary prior to any electrical work necessary for installation of Tenant’s telecommunications equipment. In the event that a telecommunication service provider (“Provider”) requires installation of equipment in the Building’s basement, common areas, or roof, Landlord may withhold its approval of Provider unless appropriate license agreements have been fully executed between Landlord and Provider. In the event that a Provider requires no equipment in the Building’s basement, common areas, or roof, then such approval shall not be unreasonably delayed or withheld. Tenant shall remove any wall mounted or floor mounted telecommunications equipment at the expiration of the Lease.

(d) In the event that Tenant requests Landlord to coordinate tenant improvements in the Premises, other than those listed in Exhibit C, using Landlord’s vendors prior to the Commencement Date or at any time during the Term (“Additional Improvements “), Tenant shall pay for the Additional Improvements within fifteen (15) days of receipt of an invoice from Landlord. As compensation to Landlord for providing construction management services to Tenant for the Additional Improvements and for other items listed on Exhibit C completed  by  Landlord  and  paid  for by Tenant, Landlord or an affiliate of Landlord shall charge Tenant a fee of 5% of the total of construction and engineering costs. Upon request, Landlord will provide copies of all third-party invoices to Tenant. Failure to pay the abovementioned invoice from Landlord within fifteen (15) days shall have the same consequences as a failure to pay Base Rent, pursuant to Section 13.1. In the event that  either  change  orders  requested  by  Tenant  to  Landlord’s  Work,  Additional Improvements, or other improvements coordinated by Tenant delay completion of Landlord’s Work past the Commencement Date, then the Commencement Date shall be that date by which Landlord reasonably determines that Landlord’s Work would have been completed but for the change orders to Landlord’s Work or the Additional Improvements.

ARTICLE V

5.1	PERMITTED USE OF PREMISES

(a)  Tenant agrees that the Premises shall be used and occupied by Tenant only for Permitted Uses, and only in accordance with the terms, conditions and restrictions contained in the Condominium Documents, and for no other purpose.

(b)  Tenant shall be solely responsible for obtaining any and all permits, licenses or other consents required to operate its business at the Premises and shall be entirely responsible for all costs in connection therewith and shall operate its business in compliance with all applicable laws, rules, regulations and ordinances.

(c)  Landlord makes no warranties or representations that the premises are fit for a particular use or purpose, including without limitation the use as specified herein, except as otherwise required by law.

5.2	ALTERATIONS BY TENANT

(a) Tenant shall make no alterations, additions or improvements to the Premises or Condominium without Landlord’s prior written consent, not to be unreasonably withheld  or delayed. Any such alterations, additions or improvements shall (i) be performed in a good and workmanlike manner and in compliance with all applicable laws, rules, regulations and ordinances, specifically including City of Cambridge Inspectional Services requirements, (ii) be made at Tenant’s sole cost and expense, (iii) become part of the Premises and the property of Landlord, if permanently affixed to the Premises at the end of the Term.

(b) All articles of personal property and all business fixtures, machinery, equipment (including telecommunications equipment affixed to the Premises) and furniture owned or installed in the Premises by Tenant at its expense (“Tenant’s Removable Property”) shall remain the Property of Tenant and may be removed by Tenant at any time prior to the expiration of this Lease, provided that Tenant, at its expense, shall repair any damage to the Building caused by such removal.

(c)  Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic’s or other lien for any such labor or material shall attach to or affect the interest of Landlord in and to the Premises or the Building. In the event any such lien is filed against the Property based upon any act or interest of Tenant or of anyone claiming through Tenant, Tenant shall immediately take such action by  bonding, deposit or payment as is necessary to remove or satisfy the lien and hereby indemnifies Landlord and holds it harmless from any and all loss, cost, damages, expense or liability arising there from.

ARTICLE VI

6.1	PROHIBITION AGAINST ASSIGNMENT AND SUBLETTING

(a) Tenant shall not assign, sublet, mortgage, pledge, encumber or otherwise transfer all or any portion of its interest in the Premises, nor shall Tenant permit the Premises to be used or occupied by anyone other than Tenant in whole or in part without the prior written consent of Landlord in each instance which consent shall not be unreasonably conditioned, withheld or delayed.

(b)  If this Lease is assigned, or if the Premises or any part thereof is sublet or occupied by anyone other than Tenant, Landlord or Landlord’s Agent may, at any time and from time to time, collect Rent and other charges from the assignee, subtenant or occupant, and apply the amount collected to Rent or other charges herein reserved. No such assignment, subletting, occupancy or collection shall be deemed a waiver of the covenant against subletting or assignment, or the acceptance  of the assignee, subtenant or occupant as a tenant or a release of Tenant from the further performance by Tenant of its obligations hereunder. At all times Tenant shall remain liable for the payment of all Base Rent, Escalation Charges and other charges due hereunder, and for the full performance of the covenants and conditions of this Lease, regardless of whether Premises are occupied by Tenant, vacant during the Term of this Lease or occupied pursuant to an assignment or sublease to which the Landlord has consented.

(i) Tenant’s request for Landlord’s consent to subletting or assigning any portion of the Premises shall be submitted in writing. Such written request shall state the following information regarding prospective subtenants or assignees: name of individual(s), name of company, occupation or type of business, prior business address. Landlord may request, either verbally or in writing, additional reasonable information regarding prospective subtenants. Landlord shall have seven (7) business days after all requested information has been provided to consent to such sublease or assignment. If Landlord has not responded within fourteen (14) business days after all requested information has been provided for such consent, it is therefore understood that Landlord has consented. Landlord hereby consents to the Approved Subtenants occupying less than the entire Premises listed in Section 1.1 of this Lease. No prior Landlord approval of assigning or subletting shall be required if such assigning or subletting is to any parent company or wholly- owned subsidiary of Tenant.

(ii) Tenant’s request for Landlord’s consent to subletting or assigning the entire Premises shall be submitted in writing. Such written request shall state the following information regarding prospective assignees or subtenants: name of individual(s), name of company, occupation or type of business, prior business address. Landlord may re quest, either verbally or in writing, additional information regarding prospective assignees or subtenants. Landlord’s consent shall be granted only if the assignee or subtenant shall agree to pay Landlord Rent, including Additional Rent at 100% of that reserved in this Lease. It shall not be deemed unreasonable for Landlord to withhold consent to Tenant’s request to sublet or assign the entire Premises if (y) Landlord is actively negotiating with a prospective assignee or subtenant for another space in the Building or (z) the prospective assignee or subtenant is at such time a tenant in the Building. Landlord shall have thirty (30) days after all requested information has been provided to consent to such assignment or sublease. No prior Landlord approval of assigning or subletting shall be required if such assigning or subletting is to any parent company, any subsidiary of any parent company, or wholly-owned subsidiary of Tenant or parent company.

(c) If Landlord consents to such assignment or subletting of the Premises, it is understood and agreed that fifty percent (50%) of all amounts, less Tenant’s reasonable subleasing costs (which shall include, but not be limited to attorney fees, brokerage commissions, tenant improvements, and free rent), including any lump sum or installment payments paid to Tenant in excess of the Base Rent, Escalation Charges and other charges due to Landlord hereunder shall also be paid to Landlord.

(d) If Landlord consents to such assignment or subletting, Tenant will pay to Landlord all costs associated with signage, parking permits, or any other costs associated with Tenant’s subtenant or assignee. Such costs shall be due as specified in Section 3.l.

(e) Notwithstanding anything contained herein to the contrary and without limiting the generality of Paragraph 6.1 (a), it shall not be deemed unreasonable for Landlord to withhold its consent if the Tenant is or has been in default beyond applicable cure periods under the terms of this Lease, has not provided to Landlord information requested by Landlord pursuant to Section 6.1(c), is proposing to assign or sublet to any assignee or subtenant or other occupant who is an existing tenant at the Property or is in discussions with Landlord regarding space in the Property being offered by the Landlord for rent to the market, or is proposing to assign or sublet to any assignee or subtenant or other occupant whose financial status, character, method of doing business and/or proposed use or occupancy of the Premises or any other part of the Building would adversely affect the character or value of the Building, and, in the event of subleasing or assigning the entire Premises, whose financial status is not substantially the same as, or better than, that of the Tenant.

ARTICLE VII

7.1	LANDLORD’S REPAIRS AND MAINTENANCE

Landlord shall not be responsible to make any improvements or repairs to the Premises, except for repairs to structural, roof, mechanical, plumbing, life safety and electrical systems located within and serving the Premises, including exterior windows, and those specified in  Exhibit C “Landlord’s Work.” Tenant shall be conclusively deemed to have agreed that Landlord has performed all of its obligations under Exhibit C unless not later thirty (30) days after the Commencement Date Tenant shall give Landlord written notice specifying the respects in which Landlord has not performed any such obligation.

7.2	TENANT’S REPAIR AND MAINTENANCE

(a)  Tenant shall keep the Premises neat and clean and maintain the Premises together with all electrical and mechanical fixtures, fittings and appurtenances therein in good order, condition and repair (including, without limitation, tenant entry doors, interior window glass and every part thereof, but excepting Landlord’s responsibilities under Section 7.1), except as a result of reasonable wear and tear of the Premises, damage by fire or other casualty or as a consequence of eminent domain. Tenant acknowledges that, subject to the completion of the improvements and repairs specified in Exhibit C “Landlord’s Work” for the Premises, the Premises are now in good order and the glass whole. Tenant shall maintain and use the Premises in accordance with all applicable laws, rules, regulations and ordinances and shall, at Tenant’s expense, obtain all permits, licenses and the like required by applicable law in connection with such maintenance and use. Tenant shall be responsible for the cost of any repairs made necessary  by reason of damage  to the Building by Tenant or Tenant’s independent contractors. Tenant shall be responsible for the cost of materials and labor for any repairs pursuant to this Section 7.2 performed by Landlord at the request of Tenant. Tenant shall be responsible for the cost of routine repair of lighting fixtures located within and exclusively serving the Premises, including ballasts and bulbs, (the “Lighting Fixtures”) after six (6) months following the Commencement Date. All Lighting Fixtures shall be working at the Expiration Date. All such costs due from Tenant shall be due and paid  by Tenant as Rent.

(b) If repairs are required to be made by Tenant pursuant to this Lease, Landlord may require that Tenant make such repairs immediately and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable diligence after such demand, Landlord shall have the right but not the obligation to make or cause such repairs to be made at Tenant’s expense and shall not be responsible to Tenant for any loss or damage that may accrue to Tenant’s property or business by reason thereof. Any cost or expense reasonably incurred by Landlord in connection with such repairs shall become part of the Rent and shall  be due and payable in full with the next payment of Rent.

7.3	TENANT’S EQUIPMENT

Tenant shall not place any fixtures, machinery, equipment or the like (“Tenant’s Equipment”) upon any floor in the Premises exceeding the floor load per square of area which the floor was designed to carry and which is permitted by applicable law. Landlord reserves the right to approve the weight or position of any such items so as to properly distribute the weight. Business machines and equipment shall be placed and maintained in such settings as are sufficient, in Landlord’s reasonable judgment, to absorb and prevent vibration, noise and annoyance. Tenant shall provide safety cabinets for any hazardous materials located in the Premises. Any hazardous materials must be delivered to the loading dock of the Building and be immediately delivered to the Premises. Pallet movers are not allowed in the Common Areas and pallets must be broken down in the loading dock.

Within thirty (30) days of the final sign-off of the City of Cambridge Inspectional Services building inspector for the completion of improvements in the Premises, Tenant shall provide Landlord with a list of the items installed by Tenant with equipment specified by  manufacturer, tonnage or BTU’s, model number, serial number, location in the Premises or on Building’s roof and year installed. Tenant shall provide Landlord with updated equipment lists throughout the Term as additional HYAC equipment is installed, upgraded or replaced with equipment specified by manufacturer, tonnage or BTU’s, model number, serial number, location in the Premises or on Building’s roof and year installed.

7.4	UTILITIES AND BUILDING SERVICES

(a)	UTILITIES.

(i)  Utilities for the Premises. For the Premises, Tenant shall pay, as they become due, all bills for electricity (whether used for air conditioning, heat, lights, outlets or other purposes) that are furnished to the Premises and separately metered. Tenant agrees to contact the provider of electrical services to the Premises’ previous tenant or to Landlord immediately after the Commencement Date and to place the electric meter and its account into the Tenant’s name. In the event that Tenant fails to transfer the meter to Tenant, then Landlord may transfer the account into the Tenant’s name or should such transfer by Landlord be unsuccessful, Landlord may place Tenant in default under Section 13.1 (ii) of this Lease. Landlord may determine, in its sole discretion, to transfer any or all utilities, including those utilities paid for by Tenant, to other public or private vendors of utilities and if such transfer is made, Landlord shall provide advance written notice thereof.

(ii)  Landlord may determine, in its reasonable discretion, to transfer any or all utilities, including those utilities paid for by Tenant, to other public or private vendors of utilities and if such transfer is made, Landlord shall provide advance written notice thereof.

(b) COMMON AREAS. Tenant shall have 24 hours per day, seven days per week and 52 weeks per year access to the Premises, and appropriate common areas of the Building, Condominium and Property.

(c) HEATING AND OTHER SERVICES. Landlord agrees to provide reasonable heat and air conditioning to the Premises during Business Hours on Business Days of the heating and air conditioning seasons of each year with the existing 7.5-ton rooftop unit. Land lord shall have no obligation to provide utilities or equipment other than the utilities and equipment within the Premises or serving the Premises as of the Commencement Date. The installation of additional heating and air conditioning equipment powered by electricity or gas after the Commencement Date and the maintenance of such equipment located and used wholly within the Premises shall be Tenant’s sole obligation, provided that such installation shall be subject to the written consent of Landlord, which shall not be unreasonably delayed or withheld.

ARTICLE VIII

8.1	REAL ESTATE TAX PAYMENTS

In the event Taxes shall be greater during any Tax Year than Base Taxes, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to (i) the excess of Taxes over Base Taxes, multiplied by (ii) the Escalation Percentage (“Real Estate Tax Payments”). Amounts payable by Tenant according to this section will be payable as Rent, without deduction or offset. If Tenant fails to pay any amounts due according to this section, Landlord will have all rights and remedies available to it on account of Tenant’s failure to pay Base Rent. In the event that the Term has expired and Landlord reasonably expects that Tenant shall be required to pay Real Estate Tax Payments applicable to the term in excess of Estimated Real Estate Payments, then Landlord may retain that portion of the Security Deposit which Landlord reasonably expects shall be equal to Real Estate Tax Payments for the last Lease Year and upon final reconciliation, Landlord shall release any Security Deposit not required for Real Estate Tax Payments. Notwithstanding the previous sentence, Tenant shall remain liable for unpaid Real Estate Tax Payments applicable  to the term after the Expiration Date.

8.2	ABATEMENT

If Landlord shall receive any tax refund or reimbursement of taxes or sum in lieu thereof with respect to any Tax Year, then, out of any balance remaining after deduction for Landlord’s reasonable expenses incurred in obtaining such abatement, Landlord shall pay to Tenant, provided there does not exist an uncured Default of Tenant, an amount equal to such sum (exclusive of any interest paid on the abatement) multiplied by the Escalation Percentage. In no event shall Tenant be entitled to receive more than the payments made by Tenant on account of real estate taxes for such Tax Year pursuant to Section 8.1, or to receive any payment or abatement of Base Rent if Taxes for any year are less than Base Taxes or Base Taxes are abated.

8.3	ESTIMATED REAL ESTATE TAX PAYMENTS

Landlord may, from time to time, reasonably estimate Tenant’s Real Estate Tax Payments with respect to any Tax Year or portion thereof and Tenant shall pay periodically as Land lord may determine, but not more frequently than monthly, the amount of Landlord’s estimate as Rent. Not later than 120 days after the end of each calendar year, Landlord will deliver to Tenant a statement of amounts payable under Section 8.1 for such calendar year and any amount due from Tenant or any credit due to Tenant hereunder. Payment by Tenant of any amount due shall be made as Rent with Tenant’s next payment of Base Rent. Landlord shall credit the amount of any overpayment against subsequent obligations of Tenant. If the Term has expired and Tenant was not in default, Landlord will refund the overpayment to Tenant.

ARTICLE IX

9.1	CONDOMINIUM FEE PAYMENTS

In the event Condominium Fees shall be greater during any Operating Year than Base Condominium Fees, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to (i) the excess of Condominium Fees over Base Condominium Fees, multiplied by (ii) the Escalation Percentage (“Condominium Fee Payments”). Amounts payable by Tenant according to this section will be payable as Rent, without deduction or offset. If Tenant fails to pay any amounts due according to this section, Landlord will have all rights and remedies available to it on account of Tenant’s failure to pay Base Rent. In the event that the Term has expired and Landlord reasonably expects that Tenant shall be required to pay Condominium Fee Payments in excess of Estimated Condominium Fee Payments, then Landlord may retain that portion of the Security Deposit which Landlord reasonably expects shall be equal to Condominium Fee Payments for the last Lease Year and upon final reconciliation, Landlord shall release any Security Deposit not required for Condominium Fee Payments. Notwithstanding the previous sentence, Tenant shall remain liable for Condominium Fee Payments applicable to the Term after the Expiration Date. No Condominium Fee Payments shall be due for lease periods prior to the Commencement Date.

9.2	CONDOMINIUM FEES

Condominium Fees for purposes of this Lease means: all reasonable costs of management, operation and maintenance of the Building, including without limitation: a) wages, salaries, and other compensation (including “fringe” benefits) of employees; b) consulting (including tax abatement assistance), accounting, and legal costs incurred in the operation and management  of the Building and Condominium; c) services obtained for the benefit of the Building and Condominium such as window washing, trash removal, snow removal, janitorial, maintenance, security, and service contracts with independent contractors for any of the foregoing (including fire protection and HVAC); d) management fees (charged  by Landlord,  an affiliate of Landlord, or any other entity managing the Building or Condominium); e) utilities to the extent the same are not separately metered and charged to tenants in the Building and Condominium including lighting, heating and hot water for Common Areas, and sewer and water charges; f) materials and supplies, maintenance and repairs, and environmental remediation; g) insurance including building insurance, liability insurance, directors and officers insurance, rent loss insurance, umbrella insurance and workers ’ compensation insurance; h) alterations and improvements to the Building and Condominium made by reason of the laws and requirements of any public authorities promulgated after the Commencement Date, such costs amortized according to the Internal Revenue Code schedules; and i) other costs and expenses which under generally accepted accounting principles would be regarded as maintenance and operating expenses. Condominium Fees will not include depreciation, costs of tenant improvements, and leasing commissions, capital expenditures of any kind or nature (except as otherwise hereinabove permitted in subsection (h) above, debt service and other financing costs, expenses which are subject to reimbursement by Tenant or other tenants, and marketing and advertising expenses.

9.3	ESTIMATED CONDOMINIUM FEE PAYMENTS

Landlord may, from time to time, reasonably estimate Tenant’s Condominium Fee Payments with respect to any calendar year or portion thereof and Tenant shall pay periodically as Landlord may determine, but not more frequently than monthly, the amount of Landlord’s estimate as Rent. Not later than 120 days after the end of each calendar year, Landlord will deliver to Tenant a statement of Condominium Fees and any amounts payable under Section 9.1 for such calendar year and any amount due from Tenant or any credit due to Tenant hereunder. Payment by Tenant of any amount due shall be made as Rent with Tenant’s next payment of Base Rent. Landlord shall credit the amount of any overpayment against subsequent obligations of Tenant. If the Term has expired and Tenant has no uncured defaults, Landlord will refund the overpayment to Tenant.

ARTICLE X

10.1	TENANT’S AND LANDLORD’S INDEMNITY

(a) To the maximum extent permitted by law, Tenant agrees to indemnify  and  hold  the Condominium Trustees, Landlord and Land lord’s Agent harmless from and against all claims of whatever nature arising after the earlier  to occur  of  the Commencement  Date or the date on  which the Tenant first takes occupancy of any part of the Premises  until the end of the Term  and  thereafter so long as Tenant is in occupancy of any part of the Premises: (i) on account of or based upon any injury to any person, or loss  of or damage  to  property  sustained  or  occurring  or  emanating  from the Premises on account of or based upon the act, omission, fault,  negligence, or misconduct arising out of the  use or occupancy of the  Building, Condominium or Premises by the Tenant or by any person claiming by, through  or under Tenant,  except  where  caused  by the negligence,  fault, or misconduct of Landlord, Landlord’s Agent, their employees, agents, and independent contractors, or (ii) on account of or based upon any injury to any person, or loss of or damage to property, sustained or occurring elsewhere in or about the Building or Condominium arising out of the use or occupancy of the Building, Condominium or Premises by the Tenant or by any person claiming by, through or under Tenant, except where caused by the negligence, fault, or misconduct of Landlord, Landlord’s Agent, their employees, agents, and independent  contractors;  and  in  addition to and not in  limitation of either the foregoing subsections (i) and (ii); (iii) on account of or based upon  work or thing whatsoever  done on the Premises; except where caused by the negligence, fault, or misconduct of Landlord, Landlord’s Agent, their employees, agents, and independent contractors; and in respect of any of the  foregoing, from and against all costs, expenses (including reasonable attorney’s fees), and liabilities incurred in or in connection with any such claim, or any action or proceedings; and in the case any action or proceeding is brought against Landlord by reason of any claim, Tenant upon notice from  Landlord  shall at Tenant’s expense resist or defend such action or proceeding and employ counsel reasonably satisfactory to Landlord.

(b) To the maximum extent permitted by law, Landlord agrees to indemnify and hold Tenant harmless from and against all claims of whatever nature arising after the earlier to occur of the Commencement Date or the date on which the Tenant first takes occupancy of any part of the Premises until the end of the Term and thereafter so long as Tenant is in occupancy of any part of the Premises: (i) on account of or based upon any injury to any person, or loss of or damage to property sustained or occurring or emanating from the Premises on account of or based upon the act, omission, fault, negligence, or misconduct arising out of the use or occupancy of the Building, Condominium or Premises by any person claiming by, through or under Landlord, except where caused by the negligence, fault, or misconduct of Tenant or Tenant’s employees, agents, and independent contractors, or (ii) on account of or based upon any injury to any person, or loss of or damage to property, sustained or occurring elsewhere in or about the Building arising out of the use or occupancy of the Building, Condominium or Premises by any person claiming by, through or under Landlord, except where caused by the negligence, fault, or misconduct of Tenant, its employees, agents, and independent contractors; and in addition to and not in limitation of either the foregoing subsections (i)and (ii); (iii) on account of or based upon work or thing whatsoever done on the Premises; except where caused by the negligence, fault, or misconduct of Tenant, its employees, agents, and independent contractors; and in respect of any of the foregoing, from and against all costs, expenses (including reasonable attorney’s fees), and liabilities incurred in or in connection with any such claim, or any action or proceedings; and in the case any action or proceeding is brought against Tenant by reason of any claim, Landlord upon notice from Tenant shall at Landlord’s expense resist or defend such action or proceeding and employ counsel reasonably satisfactory to Tenant.

10.2	TENANT’S INSURANCE

Tenant agrees to maintain in full force and effect from the date upon which Tenant first enters the Premises for any reason, throughout the Term, and thereafter so long as Tenant is in occupancy of any part of the Premises, policies of commercial general liability, property damage liability insurance and workers’ compensation insurance. Such insurance shall be from responsible companies with an A.M. Best rating of A- VIII or better and qualified to do business in Massachusetts and in good standing  therein in at least the Tenant’s Insurance amounts specified in Section 1.1 under which Landlord is the Certificate Holder, and 432 Columbia Street Condominium Trust, Landlord and Landlord’s Agent are named as additional insureds, and under which the insurer agrees to indemnify and hold Landlord and Landlord’s Agent harmless from and against all cost, expense and/or liability arising out of or based upon any claims, accidents, injuries and damages set forth in Section l0.1. Such workers’ compensation coverage must satisfy Tenant’s obligations and liabilities under the Commonwealth of Massachusetts  workers’  compensation laws. All policies shall be non-cancelable and non-amendable without thirty (30) days prior written notice to Landlord and Landlord’s mortgagees and a certificate of insurance shall be delivered to Landlord or Landlord’s Agent prior to the Commencement Date and on or prior to each anniversary date of this Lease.

10.3	TENANT’S RISK

To the maximum extent permitted by law, Tenant agrees to use and occupy Premises and such other portions of the Property or Condominium, as Tenant has right to use, at Tenant’s own risk. The Condominium Trustees, Landlord and Landlord’s Agent shall have no liability or responsibility for any loss of or damage to Tenant’s Removable Property. This Section 10.3 shall be applicable from and after the execution of this Lease, and during any further period during which Tenant may use or be in occupancy of any part of the Premises. Tenant shall purchase and maintain insurance in an amount adequate to repair or replace its personal property and other Tenant’s Removable Prope1ty.

10.4	INJURY CAUSED BY THIRD PARTIES

To the maximum extent permitted by law, Tenant and Landlord each agree that neither party nor its agents, employees, invitees, or independent contractors shall not be responsible or liable to the other, or those claiming by, through or under either, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Property or otherwise, except where caused by the gross negligence, or willful misconduct of Landlord, Landlord’s Agents, their employees, agents and independent contractors or the Tenant, its employees, agents and independent contractors.

ARTICLE XI

11.1	LANDLORD’S RIGHT OF ACCESS

Landlord and Landlord’s Agent shall have the right to enter the Premises upon reasonable oral notice (except in the case of emergency for which no notice shall be required) for the purposes of inspecting the Premises and making repairs to the same. Upon reasonable notice, Landlord and Landlord’s Agent shall also have the right to make access available at all reasonable hours to prospective or existing mortgagees, purchasers or tenants of any part of the Property provided, however, that no such entry shall materially interfere with or materially obstruct the Tenant’s use of the Premises or the conduct of its business from the Premises. Landlord and Landlord’s Agent will at all times have and retain keys with which to unlock all of the doors in the Premises (excluding Tenant’s vaults, safes, and similar areas designated in writing by Tenant in advance).

ARTICLE XII

12.1	ABATEMENT OF RENT

If the Premises shall be damaged by fire or casualty, Base Rent and Escalation  Charges payable by Tenant shall abate proportionately for the period in which, by reason of such damage, there is substantial interference with Tenant’s use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant’s use of all or a portion of the Premises, but such abatement or reduction shall end if when Landlord shall have substantially restored the Premises  to the condition in which they were prior to such damage. If the Premises shall be affected by any exercise of eminent domain, Base Rent and Escalation Charges payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant.

12.2	RIGHT TO TERMlNATE

(a)   If the Premises or Tenant’s access to the Premises, or the Building arc substantially damaged by fire or other casualty to the extent that such Premises or Building cannot, in the ordinary course, reasonably be expected to be repaired within ninety (90) days from the time of such fire or casualty, or if any part of the Building is taken by the exercise of eminent domain, then Landlord may, at Landlord’s option terminate this Lease by giving written notice to Tenant within sixty (60) days following the occurrence of such fire or other casualty or the effective date of such taking, whereupon this Lease shall terminate thirty (30) days after the date of such notice.

(b)   In addition to subsection (a) of this Section 12.2, if the Premises or Tenant’s access to the Premises, are substantially damaged by fire or casualty to the extent that such damage cannot for any reason, in the ordinary course, be substantially repaired within ninety (90) days from the time of fire or casualty, or if any substantial portion of the Premises is taken by the exercise of eminent domain, Tenant shall have the right to terminate this Lease by giving written notice to Landlord within sixty (60) days following the occurrence of such fire or other casualty or the effective date of such taking, whereupon this Lease shall terminate thirty (30) days after the date of such notice.

12.3	RESTORATION

If this lease is not terminated pursuant to Section 12.2, Landlord shall use reasonable diligence to restore the Premises to proper condition for Tenant’s use provided that Landlord’s obligation shall be limited to the amow1t of insurance proceeds available to Landlord for such restoration. If, for any reason, such restoration shall not be substantially completed, or the Premises is not substantially restored to proper condition for Tenant’s use as it was prior to such damage, within six (6) months subject to any extension for such periods of time as Landlord is prevented from completing such restoration due to any cause beyond Landlord’s reasonable control after the expiration of the ninety (90) day period referred to in Section 12.2, Tenant shall have the right to terminate this Lease by giving written notice to Landlord within thirty (30) days after the termination of such period (as such as may have been extended above). Upon the giving of such notice, this Lease shall terminate on the thirtieth (30th) day following Landlord’s receipt  of Tenant’s notice without further liability or obligation on the part of either party unless, within such thirty (30) day period, Landlord substantially completes such restoration. Such right of termination shall be Tenant’s sole and exclusive remedy for Landlord’s failure to complete restoration.

12.4	AWARD

Landlord hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Property and the Landlord’s interest in the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of taking, damage or destruction and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any of Tenant’s Removable Property installed in Premises by Tenant at Tenant’s expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority. The provisions of this Section 12.4 shall not apply to any rights of Tenant to recover for damages or compensation relating to Tenant’s Removable Property.

ARTICLE XIII

13.1	TENANT’S DEFAULT

(a)	If during the Term of this Lease any of the following events shall occur:

(i)  Tenant shall fail to pay Base Rent, Escalation Charges or other charges hereunder when due, and shall have failed to cure such deficiency within ten (10) days of the date that Landlord shall have sent written notice to Tenant via in -hand delivery, receipt from Federal Express (or other express mail service) or the receipt of certified mail of such failure. Notwithstanding the foregoing, if Landlord shall have sent to Tenant a notice of any such failure three times during any twelve month period, and even though such failures may have been cured during the ten (10) day cure period, any subsequent failure to make payment during such a twelve month period shall be deemed to be a default without any notice from Landlord, and for which the Landlord shall not be required to recognize any period during which such failure may be cured; or

(ii)  Tenant shall neglect or fail to perform or observe any other covenant contained in this Lease and Tenant shall fail to remedy the same within thirty (30) days after receipt of a written notice to Tenant via Federal Express (or other express mail service) or by certified mail specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly, within such 30 day period, to remedy the same and to prosecute such remedy to completion with diligence and continuity, provided that such cure shall be completed in any event within ninety (90) days of written notice, unless such period is extended in writing by Landlord; or

(iii) Tenant’s leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

(iv)  Tenant shall make an assignment for the benefit of creditors; or shall file a voluntary petition in bankruptcy; or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for relief of debtors; or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or a substantial part of its properties; or Tenant shall admit in writing its inability to pay its debts generally as they become due; or

(v)  a petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days; or if any debtor in possession, trustee receiver or liquidator of Tenant or of all or a substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Tenant, and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days;

then in any such case:

(1) If such Default by Tenant, other than subsection (vi), shall occur prior to the Commencement Date, Landlord may, without further act on the part of Landlord, terminate this Lease by written notice to Tenant, and

(2) If such Default by Tenant shall occur after the Commencement Date, Landlord may terminate this Lease by written notice as provided to Tenant and this Lease shall come to an end on the date specified therein and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

(b) If this Lease is terminated as provided in this Lease, or if any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the Premises shall be taken or occupied by someone other than Tenant, then Landlord may, thereafter, without notice, re-enter the Premises, either by summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this lease had not been made and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

(c) In the event of any termination for Default by Tenant, Tenant shall remain responsible for the Base Rent, Escalation Charges and other charges payable hereunder, up to the date of the termination, and thereafter Tenant, until the end of what would have been the end of the Term in the absence of such termination whether or not the Premises shall have been re-let, shall be liable to Landlord for and shall pay to Landlord, as liquidated current damages, the Base Rent, Escalation Charges and other charges which would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any re-letting of the Premises, after deducting all expenses in connection with such re-letting, including, without limitation, all repossession costs, including attorney fees incurred in seeking possession or unpaid charges, brokerage commissions, legal expenses, reasonable alteration costs and expenses of preparation for re-letting Tenant shall pay such Base Rent, Escalation Charges and other charges to Landlord monthly on the days on which the Base Rent would have been payable hereunder if this Lease had not been terminated.

(d) At any time after such termination, whether or not Landlord shall have collected any post termination charges, as liquidated final damages and in lieu of all damages beyond the date of such demand, at Landlord’s election, Tenant shall pay to Landlord an amount equal to the excess, if any, of the present value (at a discount rate of 10%) of the Base Rent, Escalation Charges and other charges as herein before provided which would be payable hereunder from the date of such demand (assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Taxes and Operating Expenses would be the same as the payments required for the immediately preceding Operating Year or Tax Year) for what would be the then unexpired Term of this Lease  if the same remained in effect, over the present value (at a discount rate of 10%) of the then fair net rental value of the Premises for the same period. In no event shall Tenant be obligated to pay any more pursuant to this subparagraph (d) than Tenant would have been required to pay under this Lease absent such default.

(e) In the case of any Default by Tenant, re-entry, expiration and dispossession of Tenant by summary proceedings or otherwise, Landlord may:

(i)  re-let the Premises or any part thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord’s option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions of free rent to the extent that Landlord considers reasonably advisable and necessary to re-let the Premises; and

(ii)  may make such reasonable alterations, repairs and decorations in the Premises as Landlord in its reasonable judgment deems advisable and necessary for the re-letting of the Premises. Any such repairs, decorations or alterations shall not operate nor be construed to release Tenant from any liability under this lease.

Landlord will use best efforts to, but in no event be liable in any way for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under such re-letting. Tenant expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

(f) The specified remedies to which Landlord may resort are not intended to be exclusive of any remedies or means or redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

(g) Upon Default by Tenant, or the expiration or termination of this Lease, Landlord shall have the right of summary process under any applicable statutes and such other rights to recover possession as permitted by law. Tenant and Landlord each hereby waive any and all rights under the law of any state to the right, if any, to trial by jury.

(h) All costs and expenses incurred by or on behalf of Landlord (including reasonable attorneys’ fees and expenses) in enforcing its rights under this Lease or occasioned by any Default by Tenant shall be paid by Tenant.

13.2	LANDLORD’S DEFAULT

Landlord shall in no event be in default in the performance of any of Landlord’s obligations hereunder unless and until Landlord shall have failed to perform such obligations within a reasonable time (given the nature of the obligation and the time reasonably required to correct such default) after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform any such obligations.

ARTICLE XIV

14.1	WAIVER

(a)  Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other’s rights hereunder. Further, no express waiver at any time of any of the provisions thereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof nor shall it be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring consent or approval shall not be construed to waive or render unnecessary Landlord’s or Tenant’s consent or approval to or of any subsequent similar act by the other.

(b) No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

14.2	COVENANT OF QUIET ENJOYMENT

Tenant, subject to the terms of this Lease, of payment of the Base Rent, Escalation Charges and other charges due hereunder and observing, keeping and performing all of the other terms and provisions of this Lease on Tenant’s part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the Term, without hindrance or ejection by any persons lawfully claiming to have title to the Premises superior to Tenant. This covenant of Quiet Enjoyment is given in lieu of any other covenant, express or implied.

14.3	LANDLORD’S LIABILITY

(a)  With respect to the Landlord’s obligations under this Lease, Tenant specifically agrees to look solely to Landlord’s interest in the Property at the time of award of any judgment, for recovery of any such judgment against Landlord. It is specifically understood and agreed that neither Landlord nor any Manager or Member thereof shall ever be personally liable for any such judgment, or for the payment of any such monetary obligation to Tenant. This provision is not intended to, and shall not, limit any right Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord’s successors in interest, or to take any action not involving the personal liability of Landlord.

(b) With respect to any services to be furnished by Landlord to Tenant, Landlord shall in no event be liable for failure to furnish the same when prevented from doing so by strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war, civil disturbance, or other emergency, or for any cause beyond the reasonable control of Landlord, or for any other cause due to any act or neglect of Tenant or Tenant’s servants, agents, employees, licensees or any person claiming by, through or under the Tenant.

14.4	TRANSFER OF TITLE

A sale, conveyance or assignment of the Property will operate to release Landlord from liability from and after the effective date of such sale, conveyance or assignment upon all of the covenants, terms and conditions of this Lease, express or imp lied, except those liabilities which arose prior to such effective date, and, after the effective date of such sale, conveyance or assignment, Tenant will look solely to Landlord’s successor in interest in and to this Lease.

14.5	RULES AND REGULATIONS

In addition to the Rules and Regulations of the Condominium Trust listed in Exhibit F, Tenant shall abide by rules and regulations reasonably established from time to time by Landlord and Landlord’s Agent, it being agreed that such rules and regulations will be established  and applied by Landlord and Landlord’s Agent in a non-discriminatory fashion, such that all rules and regulations shall be generally applicable to other Tenants of similar nature to Tenant, and do not materially interfere with Tenant’s use. Landlord and Landlord’s Agent agrees to use reasonable efforts to ensure that any such rules and regulations are uniformly enforced, but Landlord and Landlord’s Agent shall not be liable to Tenant for violation of the same by any other Tenant or occupant of the Building, or persons having business with them. Initial rules and regulations are attached as Exhibit D, “Rules and Regulations for Fairlane Columbia, LLC.”

14.6	ADDITIONAL CHARGES

If Tenant shall fail to pay when due any sums under this Lease, Landlord shall have the same rights and remedies as Landlord has hereunder for failure to pay Base Rent.

14.7	SEVERABILITY

If any term of this Lease, or the application thereof to any person or circumstance shall, to the extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each terms and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

14.8	BINDING NATURE

Except as set forth  herein  to the contrary, the terms of this Lease shall be binding upon and shall inure to the benefit of the successor and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term to be performed by Tenant shall be construed as both a covenant and a condition. The reference contained herein to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give consent to a particular assignment  as required by the provisions of Article VI.

14.9	NOTICES

Whenever, by the terms of this Lease, notices shall or may be given either to Landlord, Landlord’s Agent or Tenant, such notice shall be in writing and shall be sent by Federal Express (or other similar express mail service), registered or certified mail postage to Landlord at the Landlord’s Address, Landlord’s Agent at Landlord’s Agent’s address, or to Tenant at Tenant’s Address, as the case may be. All such notices shall be effective upon the mailing thereof.

14.10	COMPLETE AGREEMENT AND AMENDMENT

All understandings between Landlord and Tenant are incorporated herein and this Lease expressly supersedes any proposals or other written documents relating hereto. This Lease may be modified or amended only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

14.11	SUBORDINATION

This Lease shall be subordinate to Massachusetts General Laws Chapter 183A, the Condominium Documents and any mortgage, or other instrument in the nature of a mortgage, from time to time encumbering the Premises or the Condominium, whether executed and delivered prior to or subsequent to the date of this Lease, if the holder of such mortgage shall so elect. Tenant agrees to execute such instruments of subordination and provide to Landlord within ten (10) business days of Landlord’s written request to Tenant in confirmation of the foregoing agreement as the holder of such mortgage may request, and Tenant hereby irrevocably appoints Landlord as Tenant’s attorney-in-fact to execute such subordination agreement upon default of Tenant in complying with the holder of such mortgage’s request.

14.12	ESTOPPEL CERTIFICATES

Tenant, on the request of Landlord made from time to time, will execute and deliver to Landlord within ten (10) business days of Landlord’s written request to Tenant, a statement certifying to the status of any matter pertaining to this Lease, including, without limitation, and if true, (i) that this Lease is unmodified and in full force and effect or, if there have been modifications, (ii) that this Lease is in full force and effect as modified, and stating the date and nature of such modifications, (iii) the date, if any, to which Rent and other sums payable under this Lease have been paid, and (iv) such other similar matters as may be reasonably requested by Landlord. Tenant agrees to cooperate fully with and to provide such certification to any information requested by Landlord or its lenders in a timely fashion.

14.13	LANDLORD’S RIGHT TO CURE DEFAULTS

Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of moneys which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease (after any applicable notice and cure periods provided in this Lease), and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums, together with interest thereon at a rate equal to 2% over the Prime Rate in effect and announced from time to time at Bank of America or successor bank at its principal offices located at 100 Federal Street, Boston, Massachusetts, or any subsequent location of its principal offices in Massachusetts, as an additional charge here under. Any payment of Base Rent, Escalation charges or other sums payable hereunder not paid when due shall, at the option of Landlord, bear interest at the Default Rate from the due date thereof and shall be payable forthwith on demand by Landlord as an additional charge hereunder.

14.14	HOLDOVER

Any holding over by Tenant after the Expiration Date, or after any earlier termination under Article XIII herein, shall be treated as a daily tenancy at sufferance at a rate equal to two hundred (200%) percent of the Base Rent plus Escalation Charges and other charges due hereunder and shall othe1wisc be on the terms and conditions set forth in this Lease.

14.15	WAIVER OF SUBROGATION

Insofar as, and to the extent that, this provision may be effective without invalidating or making it impossible to secure insurance coverage obtainable from recognized insurance companies doing business in the City of Cambridge, Landlord and Tenant mutually agree that, with respect to any hazard, the loss from which is covered by insurance then being carried by them, respectively, the one carrying such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss to the extent of the insurance proceeds paid with respect thereto and that their respective insurance companies shall have no right of subrogation against the other on account thereof.

14.16	YIELD UP

As of the Expiration Date, Termination Date, or earlier termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises in neat and clean  condition and in good order, condition and repair, together with all alterations, additions and improvements which may have been made or installed in on or to the Premises prior to or during the Term, excepting only ordinary wear and tear and use and damage by fire or other casualty or by eminent domain for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration. Tenant shall remove all of Tenant’s Removable Property and, to the extent specified by Landlord at the time they are approved, all alterations and additions made by Tenant and all partitions erected by Tenant wholly within the Premises. For the purposes of this section, telecommunications wiring, but not telephone equipment (including PBX boxes, splice boxes, racks, and other telephone system equipment) shall be excluded from the definition of Tenant’s Removable Property. Tenant shall repair any damages to the Premises or the Building caused by such removal. Any of Tenant’s Removable Property which shall remain in the Building or on the Premises after the Expiration Date, Termination Date, or earlier termination of the Term of this Lease shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may determine, at Tenant’s sole cost and expense.

Notwithstanding anything to the contrary in the Lease, all of the following items shall remain in the Premises or on the exterior of the Building serving the Premises at the expiration or termination of the Term:

(a) All HVAC equipment including ductwork, exhaust fans, heat exchanges and the like;

(b) Al1 plumbing for natural gas or water and associated fixtures, sinks, chip tanks and the like; and

(c) All rooftop equipment including electrical generators.

14.17	BROKERAGE

Tenant and Landlord each warrant and represent to the other they have dealt with no broker in connection with the consummation of this Lease other than the Broker as set forth in Section 1.1. Landlord shall pay the brokerage commission, under terms of a separate agreement to Broker. In the event of any brokerage claims against Landlord (other than the Broker) predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify Landlord against any such claim. In the event of any brokerage claims against Tenant, predicated upon prior dealings with Landlord, Landlord agrees to defend the same and indemnify Tenant against any such claim.

14.18	CONSTRUCTION

The Condominium Trustees, Landlord and the owners of other units of the Condominium shall have the right to make improvements to other premises or spaces in the Condominium. All parties making improvements are required to use reasonable effo11s to minimize any disturbance caused by the construction of such improvements.

14.19	INTENTIONALLY DELETED

14.20	SECURITY DEPOSIT

Tenant agrees that the Security Deposit specified in Section 1.1 shall be paid by check in lawful money  of the United States to the order of the Landlord  at Landlord’s  Address  listed  in Section 1.1 upon execution and delivery of this Lease. Landlord shall hold the Security Deposit, throughout the Term of this Lease as security for the performance by Tenant of all obligations on the part of Tenant hereunder. Landlord shall have the right, from time to time, without prejudice to any other remedy Landlord may have on account thereof, to apply such Security Deposit, or any part thereof, to Landlord’s damages arising from any uncured Default of Tenant. Provided that there is no uncured Default of Tenant, Landlord shall return the Security Deposit, or so much thereof as shall not have theretofore been applied in accordance with the terms of Section 14.20, to Tenant within thirty (30) days of the expiration or earlier termination of the Term and surrender of possession of the Premises by Tenant to Landlord together with an itemized list of deductions, subject to Sections 8.1, 9.1 and 14.16 of the Lease. While Landlord holds the Security Deposit, Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the Security Deposit with Landlord’s other funds. If any part of the Security Deposit is applied as herein provided, Tenant shall replace same within thirty (30) days of receiving written notice from the Landlord or Landlord’s Agent. Landlord shall deliver the Security Deposit, or any part hereof not previously applied, to the purchaser of the Building in the event the Building is sold, whereupon Tenant agrees to look solely to such successor in interest for proper application and return in accordance with the terms of this Section 14.20. The Security Deposit shall not be used by Tenant as a payment of Rent due for the last month or any month of the Term.

14.21	PARTIAL INVALIDITY

The invalidity of one or more phrases, sentences, clauses, or articles shall not affect the remaining portions of this Lease, and if any part of this Lease should be declared invalid by the final order, decree or judgment of a court of competent jurisdiction, this Lease shall be construed as if such invalid phrases, sentences, clauses, or articles had not been inserted.

14.22	GOVERNING LAW

This Lease shall be governed exclusively by the provisions hereof and by the laws of the Commonwealth of Massachusetts.

14.23	FINANCIAL STATEMENTS

In the event that Tenant or any entity purchasing or merging with Tenant is no longer a public company, Tenant shall provide Landlord with annual financial statements of Tenant or any entity purchasing or merging with Tenant within ninety (90) days after the close of Tenant’s fiscal year.

14.24	SATELLITE DISH/ANTENNA

Landlord agrees  that  Tenant  may  install  a  satellite  dish/antenna  and  associated  wiring  (the “Equipment”) on the Building’s roof and in the Building’s risers meeting the specifications set forth below, subject to the approval of the Condominium Trustees. The Equipment, which shall be included as Tenant’s Removable Property, shall be installed, at Tenant’s sole cost and expense, by a contractor providing satisfactory insurance certificates to Landlord and Landlord’s Agent in a location approved in advance by Landlord. Tenant shall obtain all governmental approval and permits required for the installation and operation of the Equipment and otherwise perform all work in a good, workmanlike manner and operate the Equipment in compliance with all applicable Federal, state and  local  laws,  ordinances,  statutes,  codes  and  regulations,  including  without limitation, the rules and regulations of the Federal Communications Commission. Upon commencement of installation, Tenant shall pay an additional $200.00 per month for the remaining Term for the use of the roof, risers and other Building areas. No satellite dish shall exceed twenty-four (24) inches in diameter. The location of a satellite dish/antenna on the roof and location of wiring on the roof, risers and other Building areas are subject to Landlord’s approval. Tenant acknowledges that Landlord may have provided licenses to telecommunication companies for satellite dishes and antennas and approval to other tenants for rooftop satellite dishes. A satellite dish used by Tenant must not interfere with the placement or use of satellite dishes/antenna for the aforesaid telecommunication companies or tenants. In the event that roof maintenance, repair or replacement requires the relocation or movement of a satellite dish/antenna or temporary loss of reception, Tenant agrees to cooperate with Landlord and Landlord’s vendors during the period of such maintenance, repair or replacement.

14.25	COMPLIANCE WITH CONDOMINIUM DOCUMENTS

This Lease is subject to all provisions of the Condominium Documents and Rules and Regulations and Tenant agrees to observe and be bound by all such provisions. Tenant agrees to execute any further instruments which may be required of Tenant under the Condominium Documents. The Condominium Trust Rules and Regulations require the following notice to be included in this Lease:

“IMPORTANT CLAUSE

THE BUILDING IN WHICH THE UNIT OR PART OF A UNIT IS BEING LEASED IS LOCATED IS A CONDOMINIUM BUILDING - NOT A RENTAL BUILDING. THE BUILDING MAY BE OCCUPIED BY A COMBINATION OF UNIT OWNERS AND TENANTS OR LICENSEES. BY SIGNING THIS LEASE, LICENSE OR OCCUPANCY AGREEMENT, THE TENANT OR LICENSEE ACKNOWLEDGES THAT HE OR SHE HAS BEEN FURNISHED WITH A COPY OF THE MASTER DEED OF THE COND OMINIUM, THE DECLARATION OF TRUST OF THE CONDOMINIUM AND THE BY-LAWS AND RULES AND REGULATIONS THERETO AND THAT HE OR SHE HAS READ THEM AND UNDERSTANDS THEM AND THAT HE OR SHE WILL COMPLY IN ALL RESPECTS WITH TH E SAME. THE TENANT OR LICENSEE ALSO UNDERSTANDS TBAT IN THE EVENT THAT HE OR SHE FAILS TO COMPLY, THE TENANT OR LICENSEE MAY BE EVICTED BY THE TRUSTEES OF THE CONDOMINIUM TRUST (WHO ARE ELECTED BY THE UNIT OWNERS). THE PROVISIONS OF THIS CLAUSE TAKE PRECEDENCE OVER ANY OTHER PROVISION OF THIS LEASE, LICENSE OR OCCUPANCY AGREEMENT.

Any failure by the Tenant to comply in all respects with the provisions of the Master Deed of the Condominium, the Declaration of Trust and the By-Laws and Rules and Regulations thereto shall constitute a material default in this lease, license, or occupancy agreement, and in the event of such default (“Default”), the Trustees of the Condominium Trust shall have the following rights and remedies against both the Unit Owner and the Tenant, in addition to all other rights and remedies that Trustees and the Unit Owners (other than the owner of the affected Unit) have or may in the future have, against both the owner of the affected Unit and the tenant, all rights and remedies of the Trustees and the Unit Owners (other than the owner of the affected Unit) being deemed at all times to be cumulative and not exclusive. In addition,

(i)  The Trustees shall have the right to give written notice of the Default to both the Tenant and the Unit Owner. Said notice shall be deemed properly given if left in any part of the Unit, addressed to the Tenant, and mailed postage pre-paid, registered or certified mail, return receipt requested, addressed to the Unit Owner at such address as appears on the records of the Trustees, or by delivering said notice in hand, or be delivering said notice in any other manner permitted by law.

(ii)  If the Default continues for five days after the giving of said notice, then the Trustees shall have the right to levy fines against the Unit Owner in accordance with the By-Laws, and terminate the tenancy by giving notice in writing to quit to the Tenant in any manner permitted by the Trustees, or both. A copy of such notice shall be delivered or mailed to the Unit Owner in the manner set forth hereinabove. Thereafter, the Trustees may initiate and prosecute a summary process action against the Tenant under the provisions of Massachusetts General Laws, in the name of the Unit Owner or in the name of the Trustees, or both.

(iii) The Trustees shall be entitled to levy a fine or fines, or give a notice or notices to quit, followed by a summary process action or actions, and the Trustees’ election to pursue any of the foregoing remedies shall in no way prohibit them from pursuing all of the foregoing remedies, either at the same time, or in the event of any further default.

(iv) All of the expenses incurred by the Trustees in giving notices, and notices to quit and maintaining and pursuing summary process actions and appeals therefrom, shall be entirely at the expense of the Unit Owner of the affected unit. Such costs and expenses may be enforced and collected against the Unit Owner and Unit as if the same were common charges owed by the Unit Owner.

(v) The Unit Owner shall make reasonable efforts, at his or her expense and upon his or her initiative, to inform rental agents of the provisions of this section and shall, at his or her expense, and upon his or her initiative, furnish copies of the Condominium Documents to the Tenant and cause the lease or occupancy agreement to be prepared in conformity with the provisions of this section.

(vi)  Any renewal or extension of any lease or occupancy agreement shall be subject to the prior written approval of the Trustees in every in stance. Such approval shall not limit any rights or remedies of the Trustees or Unit Owners in the event of a subsequent default.

(vii)  A true copy of every lease or occupancy agreement shall be delivered to the Trustees forthwith upon its execution.

(viii)  Notwithstanding anything to the contrary herein, and notwithstanding any custom, law or usage to the contrary, it is expressly understood and agreed that neither the Trustees, nor the Unit Owners shall ever bear any personal liability with respect to any lease or the use and occupancy of a unit by a Tenant.

(ix)   Every lease, license or occupancy agreement, shall have attached thereto, and incorporated therein by reference, a copy of this section 5.0 of the Rules and Regulations.”

The Condominium Trust Rules and Regulations also require that Landlord inform tenants that:

“If a tenant offers any of its employees parking in the Parking Lot, then the tenant has the option of charging such employee market rate for parking, or, alternatively, if the tenant charges any of its employees less than the current monthly market rate for parking, then the tenant will offer such employees an equivalent monthly payment to support the employee’s commute by walking, biking, transit or carpool. In the event that an employee chooses to use the equivalent monthly payment for transit, tenants will use best efforts to enroll in the MBTA pass grogram to provide an employee with the ability to purchase a pass using pre-tax wages. ‘Equivalent monthly payment’ means the remainder of the current monthly market rate for parking less the fee paid for parking by an employee. For example, if the current monthly market rate is $200 and an employee is being charged $50 per month by the employer, then the equivalent monthly payment equals $150 per month. Any tenant may charge certain employees for parking at market rate in the Parking Lot and other employees may be charged at less than the current monthly market rate for parking in the Parking Lot with the tenant providing such employees with the equivalent monthly benefit option.”

14.26	SUBMISSION NOT OFFER OR OPTION

The submission of this Lease for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises. This document shall become effective and binding only upon the execution and delivery by Landlord and by Tenant, and until such execution and delivery, Landlord shall not in any way be bound to enter into a lease with Tenant for the Premises.

14.27	AUTHORITY AND ORGANIZATION OF TENANT

If Tenant is a corporation or a limited liability company, each person executing this Lease on behalf of the Tenant hereby covenants, represents and warrants that Tenant is a duly incorporated or duly qualified (if foreign) corporation or limited liability company and is authorized to do business in the Commonwealth of Massachusetts, a copy of evidence thereof to be supplied to Landlord upon execution of this Lease by Tenant; and that each person executing this Lease on behalf of Tenant is an officer or manager of Tenant and that he or she is duly authorized to execute, acknowledge and deliver this Lease to Landlord (if a corporation, a copy of a resolution to that effect to be supplied to Landlord upon lease execution  or amendment). If Tenant is a corporation or limited liability company, Tenant shall provide Landlord with a Certificate of Organization or other organizational documents required for doing business in the Commonwealth of Massachusetts from the Secretary of the Commonwealth (the “Secretary”) at the execution of the Lease and upon filing of an Annual Report with the Secretary shall also provide a copy to Landlord within thirty (30) days of said filing.

14.28	NO RECORDING

This Lease, any memorandum of this Lease or any short form of this Lease shall not be recorded.

14.29	ADDENDUM

All Exhibits attached hereto are incorporated herein by this reference.

14.30	TENANT’S APPROVALS

Tenant shall be responsible for any and all public and regulatory approvals regarding its use of hazardous materials (“Tenant’s Approvals”). The Commencement Date shall not be delayed due  to the failure of Tenant to receive Tenant’s Approvals.

14.31	SIGNATURES

Authorized signatories for Landlord and Tenant signing this Lease must either personally sign below or provide signatures using DocuSign. Leases signed personally by authorized signatories may be submitted via email using a PDF format or with paper copies of the complete document mailed (by USPS or express mail service) to the Landlord’s Address or Tenant’s Address.

14.32	NO PERSONAL LIABILITY

Landlord shall  look solely to Tenant  and its assets for the satisfaction of any claims hereunder, the performance of Tenant’s obligations hereunder, or the collection of any judgment (or other judicial process) or the enforcement of any injunctive  relief or specific performance  based thereon, and (i) no other property or assets of any employee, officer, director, shareholder, member, partner or beneficiary of Tenant shall be subject to levy, execution or other enforcement procedure for the satisfaction  of any such claim, obligation  or judgment (or other judicial  order or process), and (ii) no employee, officer, director, shareholder, member,  partner or  beneficiary of Tenant shall be personally liable for any such claim, obligation or judgment (or other judicial order or process).

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, in multiple copies, each to be considered an original hereof, as of the day and year first set forth above.

LANDLORD:
Fairlane Columbia, LLC

By:	/s/ Michael S. Grill
Michael S. Grill, Manager and not individually

TENANT:
Brooklyn Immunotherapeutics, Inc.

By:	/s/ Howard J. Federoff
Howard J. Federoff, President and CEO and not individually

EXHIBIT A

DESCRIPTION OF PROPERTY

Units B-1, 11, 13, 14, 15/16, 17A, 17B, 18A, 21 and 21A of the 432 Columbia Street
Condominium established by Master Deed dated January 22, 1988 and recorded with the
Middlesex County South Registry of Deeds in Book 18837 Page 122, as amended and in Book
70488, Page 149.

EXHIBITB

PLAN OF PREMISES

(See following page)

12'-3"
25'-5"
16'-3"
12'-11"
10'-4"
22'-6"
5'-4"
3'-0"
6'-9"
26'-1"
34'-3"
27'-0"
41'-2"
11'-8"
NOTE: Dimensions are approximate. Field verify for equipment or furniture placement.

DSA ARCHITECTS
One Shepherd Way
Medford, MA
781-391-1939

FIRST FLOOR - SUITE 18
1035 CAMBRIDGE STREET CAMBRIDGE, MA

2,714 RSF

EXHIBIT C

LANDLORD’S WORK

The Premises is provided to Tenant on an ‘as-is’ basis, except that Landlord shall at its cost:

1)	install 1” horizontal window blinds for the exterior windows and remove all brown window blinds from the Premises; and

2)	move the 50-amp service providing power to the 7.5-ton HVAC unit servicing the Premises to another electrical panel outside of the Premises.

Landlord will provide a path for ductwork and gas or vent pipes from Suite 18A through the Building’s interior to the roof, with the amount of allowable noise from ductwork located in the Building’s common hallways and shafts subject to Landlord’s approval. Tenant shall be responsible for the cost of such ductwork and Building work to accommodate a path for such ductwork as well as providing room in the shaftway for potential future ductwork from the lower level. Tenant’s contractors shall use best efforts to minimize any nuisance or disturbance to nearby tenants from such work in the Building’s common areas and Landlord may limit certain work to hours outside the business hours of the Building.

In addition, Landlord shall provide a tenant allowance of $50,000.00 (the “Tenant Allowance”) as described in Section A below. Tenant may enter into a contract with a contractor (the “Tenant’s Contractor”), other than Key Construction, to construct the improvements.

In the event that any portion or all of the Premises is converted into biotech lab space during the Term, then Tenant shall comply with Sections B-K below for such construction:

A.
Landlord shall provide Tenant with a check, payable to both Tenant and Tenant’s Contractor, on a monthly basis up to the amount of the Tenant’s Allowance within fifteen (15) days of the receipt of invoices (sent by Tenant to Landlord) from Tenant’s Contractor. Said invoices, except for the final payment (“Final Payment”), must be accompanied by 1) partial lien waivers from Tenant’s Contractor and 2) a request by Tenant for payment with a calculation of payments in relation to the total Tenant’s Allowance. Tenant’s request for the Final Payment, which shall be in an amount of no less than $5,000.00 and shall also be Tenant’s final payment to Tenant’s Contractor, shall be accompanied by 1) a lien waiver from Tenant’s Contractor which will be conditional only upon the receipt of the Final Payment, and 2) a copy of the City of Cambridge building permit signed by the building inspector with his or her final sign-off.

B.
Plans and Approvals. Tenant shall provide Landlord with one (1) full-scale architectural and engineering sets of plans and one (1) copy of plans emailed to Landlord as a PDF (“Plans”) detailing the intended improvements to the Premises (“New Lab Tenant Improvements”) prepared by registered architects and engineers, prior to submission of said Plans to the City of Cambridge, for Landlord’s reasonable approval, which may not be unreasonably withheld, delayed or conditioned, within five (5) business days of the submission of the Plans to Landlord. Landlord shall notify Tenant of any objection to the Plans within the abovementioned five (5) business days. Should Landlord not notify Tenant of any objection to the Plans within the abovementioned five (5) business days, such Plans shall be deemed approved by Landlord. Should Landlord notify Tenant of any objection to the Plans within the abovementioned five (5) business days, Tenant shall make revisions and resubmit the plans for Landlord’s approval, whereupon the foregoing review and approval shall be repeated until the Plans are approved (or deemed approved) by Landlord in accordance with this Paragraph B. No review or approval by Landlord of the Plans shall constitute any representation or warranty as to the adequacy, correctness, efficiency or compliance with any laws, regulations or ordinances, or any other aspect of such drawings and specifications. The Plans shall be incorporated by reference into this Exhibit C and Tenant shall provide Landlord with a full-sized set and a PDF set of the City of Cambridge approved plans as well as any ‘ as-built’ plans issued by Tenant’s architect or Tenant’s contractor. Tenant shall be responsible for the application, payment and receipt of all governmental permits and approvals for the construction of New Lab Tenant Improvements, including a Certificate of Occupancy (“C of O”) that applies to the Premises. Tenant shall provide to Landlord a copy of C of O issued by the City of Cambridge within seven (7) days of the receipt of such C of O by Tenant or Tenant’s Contractor.

C
Tenant’s Oversight. Oversight of New Lab Tenant Improvements, which shall be made in a good and workmanlike manner and in compliance with all applicable laws and government regulations, shall be the responsibility of Tenant. Tenant shall perform New Lab Tenant Improvements in such a manner as not to interfere with the use and enjoyment of the remainder of the Building by any other tenant or any other construction then being performed by any other tenant or by Landlord. Tenant shall have access to the New Lab Premises as of the date of Lease execution after receipt by Landlord of Tenant’s and Tenant’s Contractor’s Insurance Coverage required under Section H below, provided, however, that Tenant assumes any risks attendant on its entry into the New Lab Premises prior to the completion of the New Lab Tenant Improvements. Tenant’s entry, as described above, shall not be deemed to be occupancy of the Premises. Tenant shall comply with all of the terms, covenants, and conditions of the Lease after the date of Lease execution.

D.
Tenant’s Consultants. Tenant shall separately contract with any consultants or engineers for laboratory-specific plumbing, heating, ventilation or air conditioning, or electrical items during construction or during planning of construction. Tenant shall provide Landlord with all specifications and studies provided to Tenant by Tenant’s Consultants.

E.
Landlord’s Oversight. Landlord and its agents may have unrestricted access at their own risk to the New Lab Premises during construction. Landlord shall provide a punch list containing specific detailed deficiencies to Tenant within thirty (30) days of the substantial completion of the New Lab Tenant Improvements to correct all said deficiencies noted by Landlord in the New Lab Tenant Improvements to the extent that the New Lab Tenant Improvements do not substantially conform to the approved Plans or if Building Common Areas require corrective action. Tenant shall complete such corrections within a reasonable time, but in no event later than thirty (30) days of the presentation of the punch list to Tenant. Landlord’s punchlist or supervision or approval shall not constitute a warranty that the New Lab Tenant Improvements were properly performed or designed or create any liability for payment for such work by Landlord.

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F.
Tenant’s Vendors. New Lab Tenant Improvements may be performed only by licensed contractors or subcontractors approved in advance by Landlord; such approval shall not be unreasonably withheld. Tenant shall provide its contract with its general contractor or construction manager prior to the submission of Plans to the City of Cambridge (the “Contract”). With respect to New Lab Tenant Improvements to the life safety system, Landlord reserves the right to require Tenant to use Landlord’s contractors (“Landlord’s Contractors”) to perform such Tenant Improvements, but in such event the charges of such contractors shall be competitive with the charges of other contractors performing similar work in similar office buildings (i.e. - Tenant’s Contractor’s subcontractors (the “subcontractors”)) in the City of Cambridge. In the event that the subcontractors provide pricing below that of Landlord’s Contractors, Tenant shall provide Landlord with the subcontractors’ bids so that Landlord and Tenant’s general contractor may negotiate competitive pricing from Landlord’s Contractors. Landlord’s Contractors will perform all work for Tenant’s Contractor and will not have any contract, oral or written, express or implied, with Landlord for work according to the Plans. Tenant’s vendors shall work with Landlord on the timing of work which may unreasonably disrupt tenants of space adjoining, above and below the New Lab Premises so long as access by such vendors is not unduly restricted and the performance of New Lab Tenant Improvements is not materially delayed.

G.
Use of the Building and Parking Lot. Prior to the Commencement Date and during construction of the New Lab Premises, Tenant’s Contractor, subcontractors, engineer and architect may park in Tenant’s Parking Spaces in the Parking Lot and in no other spaces. Tenant’s contractors, subcontractors, engineer and architect may not park in the Building’s visitor spaces. Construction dumpsters may be placed in designated areas of the Parking Lot or along Windsor Street. Dumpster pick-up, for dumpsters placed in the Parking Lot, must occur prior to 8AM on Business Days of the Property. Upon receipt of a Certificate of Insurance as provided in Section H below, Tenant’s Contractor shall be provided with a Building passcard which shall be returned to Landlord upon the later of the receipt of the C of O or completion of Landlord’s or Tenant’s punch list. Tenant’s Contractor must comply with all noise and time regulations of the City of Cambridge for construction including weekend or holiday work.

H.
Insurance and Liability. Tenant’s general contractor, engineer, consultants and architect shall provide Landlord with insurance certificates with coverages reasonably satisfactory to Landlord, with all certificates naming Landlord as certificate holder and additional insured and Fairlane Columbia, LLC, 432 Columbia Street Condominium Trust and LPC Commercial Services, Inc. as additional insureds (“Insurance Coverage”). In the event that Tenant chooses to use a construction manager instead of a general contractor, then all subcontractors shall provide Insurance Coverage to Landlord. Landlord shall have no liability for any loss or damage to any of Tenant’s fixtures or property installed or left in the Premises, unless such loss or damage is the result of a willful act or gross negligence of Landlord, Landlord’s Agent or Landlord’s vendors. Tenant shall hold harmless, indemnify and defend Landlord from and against any and all liabilities arising from or relating to the New Lab Tenant Improvements, unless such loss or damage is the result of a willful act or gross negligence of Landlord, Landlord’s Agent or Landlord’s vendors.

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I.	Tenant’s Cost. Tenant shall be responsible for all architectural, engineering and construction management fees.

J.	Landlord’s Contractors. Below is a list of Landlord’s Contractors mentioned in Section F above:

a)	Life Safety: Advanced Signal

b)	Sprinklers: Encore Fire Protection

K.
Telecommunications. Tenant shall be responsible for the installation and cost of all telecommunications and data wiring. Tenant’s telecommunication’s vendor shall provide a Certificate of Insurance with Fairlane Columbia, LLC as the certificate holder and Fairlane Columbia, LLC, 432 Columbia Street Condominium Trust and LPC Commercial Services, Inc. as additional insureds with minimum coverage as provided for Tenant in this Lease. Tenant’s telecommunications vendor shall receive an electrical permit from the City of Cambridge, if necessary, prior to any electrical work necessary for installation of Tenant’s telecommunications equipment.

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EXHIBIT D

RULES AND REGULATIONS
FOR FAIRLANE COLUMBIA, LLC

1. Tenant Conduct Tenant shall not carry on any practice which is contrary to any law or ordinance or which may damage the Premises or any other part of the Building. Tenant shall not cause any offensive odors, create any loud noise or nuisance to any other tenant or other persons in the Building. As determined by Landlord in its reasonable discretion, Tenant shall not overburden the common areas of the Building, including the hallways, elevator, loading dock and dumpster, with shipments and deliveries of goods. Tenant shall follow Landlord’s guidelines and instructions to avoid overburdening the common areas of the Building. No electric space heaters shall be used in the Premises or in the Building unless specifically approved by Landlord.

2. Smoking Smoking or carrying lighted cigars, pipes or cigarettes in the Premises, in the Building, or in front of any tenant’s entrance at the Property is not permitted. Smoking is permitted in the area designated in the Rules and Regulations of the 432 Columbia Street Condominium Trust. In the event that a Tenant or employee of Tenant is found to be the cause of a fire alarm at the Building because of smoking in the Building, such Tenant shall pay for all costs associated with said fire alarm. Tenant or its employees smoking outside of the Building shall dispose of cigarette or cigar butts in trash receptacles and not on the sidewalk or landscaped areas of the Property, in the Parking Lot or in catch basins of the Parking Lot.

3. Animals Animals or birds are not allowed in the Building, except for dogs used by the visually or hearing impaired, as except as permitted by Landlord on a case by case basis, in the sole and absolute discretion of Landlord.

4. Electronic Devices No televisions, phonographs, radios, compact disc players, or tape players shall be used such that they are heard or seen outside the Premises.

5. Advertising Tenant shall not distribute advertising or promotional materials in the Building or to other tenants and shall not admit into the Building individuals intending to canvas, solicit, or distribute advertising or promotional materials in the Building.

6. Electrical and HVAC Rooms Tenant shall not use any electrical room or closet in the Premises or in the Building for any additional purpose. Tenant shall not use any room or closet in which an air conditioning unit is located in the Premises or in the Building for any additional purpose, including the storage of any personal property or equipment, unless specifically permitted in writing by Landlord. Landlord may remove any of Tenant’s personal property or equipment from said rooms or closets without notice to Tenant at no liability to Landlord and may charge the expense incurred by such removal to Tenant. No trash or debris shall be placed in any electrical or air conditioning room or closet in the Premises or in Common Areas.

7. Toilets and Sinks Toilets and sinks shall not be used for any purposes other than those for which they were designed or constructed. No substances or materials other than those intended shall be placed in toilets and sinks, and the resulting expense of any stoppage, breakage, or damage shall be borne by Tenant who, or whose employees, agents, visitors, or invitees, shall have caused same.

8. Signs Tenant shall not place paper or other signs in Common Areas. Tenant shall not place any sign, symbol, advertisement or the like which may be visible to public view on the exterior of the Premises (including both interior and exterior surfaces of windows) or on any other part of the Building without the prior written consent of Landlord. In the event of a violation of the above rule regarding signs, symbols, advertising and the like by Tenant, Landlord may remove the material without any liability and may charge the expense incurred by such removal to Tenant.

9. Directories Tenant’s name will be listed on the main lobby directory by Landlord at Landlord’s expense. Additional names and names of subtenant of Tenant will be listed on the main lobby directory at Tenant’s request and expense by Landlord if space on the directory is available.

10. Interior Signs Interior signs displaying the Tenant’s name on Common Area doors or walls are subject to the Rules and Regulations of the 432 Columbia Street Condominium Trust and shall be at the expense of Tenant and shall be of a size, color and style acceptable to Landlord.

11. Locks Landlord shall furnish to Tenant a reasonable number of keys to the Building’s entrances and Tenant’s Premises. No additional locks, guards or bolts of any kind may be placed upon any of the doors or windows of Tenant, except with the prior written consent of Landlord. In the event of a violation of the above rule by Tenant, Landlord may remove the additional locks, guards or bolts without any liability and may charge the expense incurred by such removal and repair to Tenant, including the cost for materials and labor for a new door if the existing door is determined by Landlord to be damaged beyond repair. Each Tenant shall, within one day of the termination of its tenancy, return all keys, including bathroom keys to Landlord, whether furnished by Tenant or Landlord. All subtenants shall also return all keys to the Tenant or Landlord. In the event that Tenant does not return all its keys to Landlord or subtenant to Tenant, Tenant shall be responsible for the expense of rekeying the Premises.

12. Hazardous Materials Except for those items necessary for the cleaning, maintenance or operation of Tenant’s business, including office supplies which shall be properly stored to minimize the risk of fire and explosion, Tenant shall not bring or permit to be brought or kept in or on the Premises any inflammable, combustible or explosive fluid, chemical, or substance. In the event that any inflammable, combustible or explosive fluid, chemical, or substance is stored in the Premises, such materials shall be stored in its original shipping box or container or in a Tenant-supplied cabinet located in the Premises specifically manufactured for such materials.

13. Rules and Regulations of the 432 Columbia Street Condominium: Trust (the “Trust”) In the event that any of the above Rules and Regulations for Fairlane Columbia, LLC are in conflict with the Rules and Regulations of the Trust, the Rules and Regulations of the Trust shall prevail.

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EXHIBITE
LEGAL HOLIDAYS IN MASSACHUSETTS

*January 1	- New Year’s Day

Third Monday in January	- Martin Luther King, Jr. Day

Third Monday in February	- President’s Day

Third Monday in April	- Patriot’s Day

Last Monday in May	- Memorial Day

*July 4	- Independence Day

First Monday in September	- Labor Day

Second Monday in October	- Columbus Day

*November 11	- Veteran’s Day

Fourth Thursday in November	- Thanksgiving Day

*December 25	- Christmas Day

*Should any of these dates fall on a Sunday, the Holiday is observed on the following Monday.

EXHIBIT F

RULES AND REGULATIONS OF
432 COLUMBIA STREET CONDOMINIUM TRUST

(See following 14 pages)

RULES AND REGULATIONS OF
432 COLUMBIA STREET CONDOMINIUM TRUST

The following Rules and Regulations constitute an amendment of the Rules and Regulations adopted by the Trustees of the 432 Columbia Street Condominium Trust (the “Trust”), dated 2 March 1995 and recorded at the Middlesex South Registry of Deeds, Book 25255 Page 604.

These Rules and Regulations may, from time to time, be amended, modified, rescinded or otherwise changed by the Trustees. Other Rules and Regulations may be adopted by the Trustees. However, a Unit Owner shall not be bound by such amendment, modification, rescission, change or adoption of a new Rule or Regulation until said Unit Owner has notice or such change. For purposes of these Rules and Regulations, notice conspicuously posted upon the Building shall be deemed notice to all. Alternatively Rules and Regulations sent to Unit Owners by certified mail shall he deemed notice to specific Unit Owner.

1.0 Statement of Purpose:

These Rules and Regulations are adopted by the Trustees of the Trust for the benefit of the Unit Owners in order to maintain the Building and its grounds in a congenial, dignified and  professional manner.

2.0 Definitions:

Whenever the term Unit Owner is used in these Rules and Regulations it shall be read to mean the unit Owner, his or her employees, agents, servants, invitees, guests, licensees, customers or clients. tenants or subtenants as well as the employees, agents, servants, invitees, guests, licensees, customers or clients of a Unit Owner’s tenants and their tenants or subtenants, as may be appropriate. It shall also apply in the plural in the event that a Unit is owned by one or more persons or entities. Whenever the term Condominium Documents is used in these Rules and Regulations it shall be read to mean the Master Deed, Declaration of Trust, By-Laws and Rules and Regulations as may be amended from time to time. Whenever the term ‘Building’ is used in these Rules and Regulations it shall be read to mean the building itself: including the Common Areas, as well as grounds and any parking areas and is deemed to be interchangeable with and identical in meaning to the word ‘Condominium’. Whenever the term Managing Agent is used in these Rules and Regulations. it shall be read to mean the property manager or property management company for the Trust appointed by the Trustees.

3.0 No Obstruction of Common Areas and Facilities:

a.
The sidewalks, entrances, passages, public halls, vestibules, corridors and stairways to or appurtenant to the Building shall not be obstructed or used for any purpose other than ingress and egress from the Units. No vehicle belonging to a Unit Owner shall impede or prevent ready access to any entrance to, or exit from, the Building by any person or vehicle, without the prior consent of the Trustees.

b.
No bicycles, carts, wagons or any other items shall be allowed to stand in the public halls, passageways or other public areas of the Building. Delivery companies must not leave boxes for Unit Owners or tenants in public hall ways, passageways or other public areas of the Building including in front of suite doorways without first determining that the Unit Owner or tenant is not present.

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c.
No article (including but not limited to, garbage cans, bottles or mats) shall be placed or stored in any of the halls or on any of the staircases or landings of the Building, unless prior written permission is given by the Trustees. No fire exit of the Building shall be blocked in any manner. The Trustees, or their representatives, may remove any article stored in any of the halls, staircases or landings of the Building without notice to the owner of such article at no liability to the Trustees or their representatives.

d.
Unit Owners shall schedule deliveries to their units by vendors at such times, and in such times, and in such manner, as will reasonably minimize traffic congestion adjacent to the Building. Drivers of vehicles making deliveries to Unit Owners shall not Leave their vehicles unattended except when actually making such deliveries.

4.0 Disturbances:

a.
Except as is reasonably required to construct tenant improvements by Unit Owners, no Unit Owner, or tenant or subtenant, shall make, cause or permit any unusual, disturbing or objectionable noises, odors or vibrations to be produced upon or emanate from his or her Unit or any appurtenant limited common elements or areas or permit anything to be done therein that will interfere with the right. Comforts or conveniences of any other occupants of the Building. For the Construction of tenant improvements. Unit Owners performing such work shall make reasonable efforts to perform work which may create objectionable noise, odors or vibrations outside of business hours of adjacent Unit Owners or tenants. No televisions, photographs, radios, compact disc players or tape recorders shall be used such that they are heard or seen outside of a Unit Owner’s or tenant’s premises.

b.
No noxious or offensive activity shall be carried on in the Condominium, nor shall anything  be done therein which may be or become an annoyance or nuisance to the other Unit Owners or occupants. No Common Area shall be decorated or furnished by any Unit Owner, tenant or subtenant in any manner. Unit Owners and tenants shall not distribute advertising or promotional materials in the Building or to other Unit Owners or tenants of the Building, unless approved in each instance by the Trustees, and shall not admit into the Building individuals intending to canvas, solicit or otherwise distribute advertising or promotional  materials in the Building.

5.0 Leases:

Any Unit Owner may lease or rent his or her Unit, subject to the following conditions and any conditions contained in the Condominium Documents:

a.
All leases and occupancy agreements must expressly provide that the lease or occupancy agreement shall be subject to the Master Deed, Declaration of Trust, ByLaws and the Rules and Regulations of the Condominium, as most recently amended prior to the execution of the lease or occupancy agreement, and contain the following notice, in capital letters :

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‘‘IMPORTANT CLAUSE

HE BUILDING IN WHICH THIE UNIT OR PART OF A UNIT IS  BEING LEASED IS  LOCATED IS A CONDOMINIUM BUILDING - NOT A RENTAL BUILDING. THE BUILDING MAY BE OCCUPIED BY A COMBINATION OF UNIT OWNERS AND TENANTS OR LICENSEES. BY SIGNING THIS LEASE. LICENSE OR OCCUPANCY AGREEMENT, THE TENANT OR LICENSEE ACKNOWLEDGES THAT HE OR SHE HAS BEEN FURNISHED WITH A COPY OF THE MASTER DEED OF THE CONDOMINIUM, THE DECLARATION OF TRUST OF THE CONDOMINIUM AND THE BY-LAWS AND RULES AND REGULATIONS THERETO AND THAT HE OR SHE HAS READ THEM AND UNDERSTAND THEM AND THAT HE OR SHE WILL COMPLY IN ALL RESPECTS WITH THE SAME. THE TENANT OR LICENSEE ALSO UNDERSTANDS THAT IN THE EVENT THAT HE OR SHE FAILS TO COMPLY, THE TENANT OR LICENSEE MAY BE EVICTED BY THE TRUSTEES OF THE CONDOMINIUM TRUST (WHO ARE ELECTED BY THE UNIT OWNERS). THE PROVISIONS OF THIS CLAUSE TAKE PRECEDENCE OVER ANY OTHER PROVISION OF THIS LEASE LICENSE OR OCCUPANCY AGREEMENT.’’

And shall contain the following section in addition to the foregoing notice:

“Any failure by the Tenant to comply in all respects with the provisions of the Master Deed of the Condominium, the Declaration of Trust and the By-Laws and Rules and Regulations thereto shall constitute a material default in this lease, license, or occupancy agreement, and in the event or such default (“Default”), the Trusteed of the condominium Trust shall have the following rights and remedies against both the Unit Owner and the Tenant, in addition lo all other rights and remedies that Trustees and the Unit Owners (other than the owner of the affected Unit) have or may in the future have. against both the owner of the affected Unit and the tenant. all rights and remedies of the Trustees and the Unit Owners (other than the owner of the affected Unit) being deemed at all times to be cumulative and not exclusive. In addition,

i.
The Trustees shall have the right to give written notice of the Default to both the Tenant, and the Unit Owner. Said notice shall be deemed properly given if left in any part of the Unit, addressed to the Tenant, and mailed postage pre-paid, registered or certified mail. return receipt requested. addressed to the Unit Owner at such address as appears on the records of the Trustees, or by delivering said notice in hand, or be delivering said notice in any other manner permitted by law.

ii.
If the Default continues for five days after the giving of said notice, then the Trustees shall have the right to levy lines against the Unit Owner in accordance with the By-Laws, and terminate the tenancy by giving notice in writing to quit to the Tenant in any manner permitted by the Trustees, or both. A copy of such notice shall be delivered or mailed to the Unit Owner in the manner set forth here in above. Thereafter, the Trustees may initiate and prosecute a summary process action against the Tenant under the provisions of Massachusetts General Laws, in the name of the Unit Owner or in the name of the Trustees, or both.

iii.
The Trustees shall be entitled to levy a fine or fines, or give a notice or notices to quit, followed by a summary process action or actions, and the Trustees’ election to pursue any of the foregoing remedies shall in no way prohibit them from pursuing all of the foregoing remedies, either at the same time, or in the event of any further default.

iv.
All of the expenses incurred by the Trustees in giving notices. and notices to quit and maintaining and pursuing summary process actions and appeals therefrom. shall be entirely at the expense of the Unit Owner of the  affected unit. Such costs and expenses may be enforced and collected against the Unit Owner and Unit as if the same were common charges owed by the Unit Owner.

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v
The Unit Owner shall make reasonable efforts, at his or her expense and upon his or her initiative, to inform rental agents of the provisions of this section and shall, at his or her expense, and upon his or her initiative, furnish copies of the Condominium Documents to the Tenant and cause the lease or occupancy agreement to be prepared in conformity with the provisions of’ this section.

vi
Any renewal or extension of any lease or occupancy agreement shall be subject to the prior written approval of the Trustees in every instance. Such approval shall not limit any rights or remedies of the Trustees or Unit Owners in the event of a subsequent default.

vii.	A true copy of every lease or occupancy agreement shall be delivered to the Trustees forthwith upon its execution.

viii.
Notwithstanding anything to the contrary herein, and notwithstanding any custom, law or usage to the contrary, it is expressly understood and agreed that neither the Trustees, nor the Unit Owners shall ever bear any personal liability with respect to any lease or the use and occupancy of a unit by a Tenant.

ix.	Every lease, license or occupancy agreement, shall have attached thereto, and incorporated therein by reference, a copy of this section 5.0 of the Rules and Regulations.

b.	All leases. lease amendments and occupancy agreements must include the following revised and excerpted language from Section 8.0 (i) from these Rules and Regulations:

“If a tenant (or, in each case below, a unit owner) offers any of its employees parking in the Parking Lot, then the tenant has the option of charging such employee market rate for parking, or, alternatively, if the tenant charges any of its employees less than the current monthly market rate for parking, then the tenant will offer such employees an equivalent monthly  payment to support the employee’s commute  by walking, biking. transit or carpool. In the event that an employee chooses to use the equivalent monthly payment for transit, tenants will use best efforts to enroll in the MBTA pass program to provide an employee with the ability to purchase a pass using pre-tax wages. ‘Equivalent monthly payment’ means the remainder of the current monthly market rate for parking less the fee paid for parking  by an employee. For example, if the current monthly market rate is $200 and an employee is being charged $50 per month by the employer, then the equivalent monthly payment equals $150 per month. Any tenant may charge certain  employees  for parking at market rate in the Parking Lot and other employees may be charged at less than the current monthly market rate for parking in the Parking Lot with the tenant providing such employees with the equivalent monthly benefit option.”

6.0	Use of Premises:

a.
No window guards, except as may be required by law, or other window decorations shall be used in or about any Unit, except as shall have been approved in writing by the Trustees.
Such approval shall not be unreasonably withheld or delayed. In no event shall any exterior glass surfaces of any windows at the Building be colored or painted.

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b.
No radio or television aerial or other object shall be attached to or hung from the exterior of the Building. No sign, notice, advertisement or illumination (including, without limitation. “For Sale”, ‘‘For Lease” or “For Rent” signs) shall be inscribed or exposed on or at any window or other part of the Building by any unit Owner, tenant or subtenant except as such are permitted by the Condominium Documents or shall have been approved in writing by the Trustees. In the event of a violation of this rule regarding signs, the Trustees or their representatives may remove the material without any liability and may charge the expense incurred by such removal to the owner of such material. See Exhibit A regarding Common  Area Signage.

c.
Nothing, including ventilation ductwork, shall be projected from any window of a Unit or attached to the facade of the Building. without similar approval and, in the case of ventilation ductwork, compliance with all applicable state regulations and approval by all applicable public agencies. In no event shall ductwork be visible from any window on the 1[s]t and 2nd floors of the Building and in the instance of visibility from any Building penthouse. such ductwork shall be designed for minimal visual impact..

d.	Nothing shall be done in any Unit or in, on or to the Common Areas or Facilities which will impair the structural integrity of the Condominium.

c.
Nothing shall be done or kept within any Unit which will increase the rate of insurance on the Building, or the contents thereof; applicable for commercial office usage, without the prior written approval or the Trustees. No Unit Owner or tenant or subtenant. shall permit or allow anything to be done. or kept in his or her Unit, on in the Common Areas or facilities. which may result in the cancellation of insurance on the Building or the contents thereof or which may be in violation of any law or governmental regulation.

r.
Damage by fire or accident affecting any Unit, Common Area, or liability of the Unit Owners of the Condominium Trust (or which may affect their liability) shall be promptly reported to the Trustees immediately following the occurrence or discovery thereof.

g.
Any damage to the Building caused by a Unit Owner shall be repaired at the expense of the Unit Owner. The Condominium Trust. at its sole option. may cause the damage to be repaired or may order the Unit Owner to begin immediate repair of the damage. In the event that the Condominium Trust incurs any expense to repair the damage, the reasonable cost of the work to repair such damage plus a 5% construction management fee to the Condominium Trust shall constitute a lien upon the Unit in the event that the Unit Owner fails to pay the Condominium Trust within thirty (30) days of receiving an invoice.

h.	Each Unit Owner is responsible to keep his or her Unit in a good state of repair, preservation, condition and cleanliness.

i.
Unit Owners, tenants and subtenants, their employees, agents, servants, invitees, guests, licensees, customer or clients shall at no time enter upon, or attempt to enter upon, the roof of the Building except in an emergency.

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j.
The Trustees, the Superintendent and the agents of the Condominium Trust or of the Managing Agent, and any contractor or workman authorized by the Condominium Trust, or the Managing Agent, may enter into any Unit at any reasonable time for the purpose of inspecting such Unit for the presence or any vermin. insects or other pests and for purpose of taking such measures as may be necessary to control or exterminate any Such vermin, insects or other pests; however, such entry. inspection and extermination shall be done in a reasonable manner so as not to unreasonably interfere with the use of such Unit for its permitted purposes. The Trustees may mandate that a Unit Owner retain the services of a pest control firm until any infestation has been brought under control. No food shall be left accessible in the Condominium common areas or in specific units of the Condominium, i.e. not in sealed metal or plastic containers.

k.
The Trustees, or their designated agent, shall retain a passkey or access code to all Units for use in emergency situation or for access to repair or maintain Common Elements. No Unit Owner. tenant or subtenant, shall alter any lock or install a new lock on any door of a Unit without the prior written consent of the Trustees. If such approval is granted, the Unit Owner shall supply the Trustees with the key or keys to any altered or new lock.

l.
All personal property of the Unit Owners, or any other occupant of a unit. whether in a unit, or in the Common Areas and facilities, or in the Parking Spaces. or elsewhere on the Condominium property, shall be kept therein at the sole risk and responsibility of the respective Unit Owner or occupant, and the Trustees shall have no responsibility therefore.

m.
All garbage and trash within every Unit must be placed in scalable or closeable receptacles designated for refuse collection, No garbage. trash, or recycled materials shall be placed elsewhere upon any of the Common Areas and facilities except by the trash compactor and with the approval of the Superintendent.

7.0	Late Fees:

a.
The monthly common area fee is due, in advance, as of the first day of the mon th. Any fee payable by a Unit Owner to the: Condominium Trust received after the I 5th clay of the month in which it is payable, or more than 15 days after it is payable, shall he subject to an additional fee. Such additional fee shall be deemed an unpaid common area charge. The additional fee payable shall be as follows:

1.
In the event a payment, which is due as of the first of the month, is received after the 15th of the month but before the first day of the next month, an additional unpaid common area charge of $200 shall be due and payable. If payment is not received before the first day of the next month. an additional unpaid common area charge of.$200 shall be: due and payable for each calendar month that the amount, or any portion of the amount, remains outstanding.

2.
In the event a payment, which is due on some date other than the first of the month, is received after the 15th day from the date it was payable but before the 31st day from the date it was payable, an additional unpaid common area charge of $200 shall be due and payable. If payment is not received before the 31st day of the date on which it was payable, an additional unpaid common area charge of $200 shall be due and payable for each 30 day period, or any part thereof, during which the amount. or any portion of the amount remains outstanding.

b.
All payments received by the Condominium Trust will be applied first against the oldest amount due, including any additional fee charges, interest or collection fees (including attorney’s fees and legal costs) that may be due.

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8.0	Miscellaneous:

a.
Superintendent: No Unit Owner shall attempt to direct. supervise, or in any manner attempt to control or request favors of the building superintendent retained by the Trust’s property management company or any employee of the Trust. No Unit Owner, tenant or subtenant shall send any employee of the Condominium Trust or of the Managing Agent out of the Building on any private business except as provided under Clause (i) below.

b.
Moving: The Unit Owner must notify the Trust’s Managing Agent, at least five (5) business days prior to any unit occupant or tenant moving in or out of a Unit. of the date of the move. All moves must begin and be completed off-hours, before 8AM or after 5PM Monday to Friday except for Building Holidays and weekends. Movers shall put down Masonite boards in Common Area hallways before heavy dollies or carts are operated in Common Areas. Unit Owners must provide the Managing Agent a Certificate of Insurance. from the moving company listing 432 Columbia Street Condominium Trust as the Certificate Holder and the Unit Owner, the Condominium Trust and the Managing Agent as an additional insureds.

c.
Moving Fee: The Unit Owner is responsible for paying a move in and move out fee to the Condominium, to be paid within thirty (30) days of the move in. The fee shall be the fee as then most currently set by the Trustees and is subject to change without notice. The fee is initially set at two hundred dollars ($200). The Trustees may, in their discretion, waive this fee.

d.
Water Heaters: All new and replacement electric on-line water heaters shall be equipped with an automatic shutoff device (such as Wags valves by Taco) in case of leaks. Such installations shall be capable of automatically closing the water supply line in the event of heater failure or pipe leaks. Unit Owners shall provide to the Managing Agent, when requested, an inventory. including age, presence of an automatic shut-off valve or drain pan, and location of all hot water heaters in their Units. The Building Superintendent may enter the Units of the Building to inspect the Units for hot water heaters if Unit Owners do not provide such an inventory.

e.
Wires and Cables: No unit owner or tenant may install telephone, data or any other wiring in another Unit without the express prior written approval of that Unit Owner. New connections from any Unit to the Building telephone closet located in Suite 9 of Unit B-1 shall be made only through a surface raceway from the telephone closet to the common areas adjacent to Units 15A, 15B and 17B and then to the common area sub-closets or the Unit the connections will serve. Wiring or cables shall be in a dark color and specifically, not white or yellow and shall be tied to other, wiring or cables following the same route. No wiring or cables shall be hung or intertwined with sprinkler piping or sprinkler heads. The Building Superintendent shall be present during the initial entry by any telecommunications provider into Suite 9. Any such installation shall be paid for by the Unit Owner requiring such service and only after specific details and routes have been submitted to and approved by the Trustees. The Trustees shall have the right, but not obligation. to direct Unit Owners failing to comply with this Rule to make and pay for a properly complying installation and/or correct any non-complying installation at the Unit Owner’s expense. Installation of new or changed service by any telecommunications provider shall be completed during normal business hours of the. Building Superintendent, which may be changed from time to time. For the purposes of this section, the hours of the Building Superintendent are 8AM to 4PM, Monday to Friday. except for Building Holidays.

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f.
Vehicles are to be parked only in the designated areas and shall only park in lined spaces for no more than the designated time frame. No more than one vehicle shall be parked in a single parking space. except for motorcycles and motor scooters but only in spaces designated by the Trustees. No Unit Owner, employee of any Unit owner or his or her tenant shall park at any time in a Visitor’s Parking Space. The Superintendent shall have standing instructions to have such vehicles towed at the Owner’s expense. Handicapped-designated spaces shall only be occupied by those vehicles with a handicapped designation visible on or in the vehicle. Vehicles shall not block staircases or the Building’s loading dock. No vehicles belonging to vendors servicing the Building, a Unit Owner, or a tenant of a Unit Owner shall park in a Visitor’s Parking Space. In the event of an anticipated snow storm with estimates of over four inches of snow, al I vehicles must be removed from all of the Building’s parking lots prior to 12AM on the evening of the anticipated storm.

g.
Loading Dock. Only conventional daily office trash shall be disposed of at the loading dock. Unit Owners and their tenants shall make their own arrangements for the disposal of extraordinary trash such as furniture, computers and electronic equipment, at the discretion of the Superintendent. Unit Owners and their tenants must not overburden the loading dock with deliveries or packages being picked up by overnight delivery services, such as the USPS. FedEx. UPS or DHL. Unit Owners, and their tenants must follow procedures provided by the Trustees and may be requested lo remove items from the loading dock if the Trustees determine that the loading dock is overburdened. Unit Owners and their tenants must not block access to the dumpster access panel in the loading dock by deliveries, packages being picked up, recycling materials or other trash. All deliveries that arrive on pallets must be broken down prior to leaving the loading dock. Pallet jacks arc not permitted in Common Area hallways. All pallets must return with delivery driver. Pallets left in the loading clock or elsewhere in the Building from a delivery will be removed by the Trust at the Unit Owner’s expense.

h.
City of Cambridge Parking and Transportation Demand Management (PTDM) plan (2000 Requirements). To maintain compliance with a City Permit for additional parking spaces, a range of information on employee travel Mode Split, Carpooling, etc. and other information is required by the City on an annual basis, Failure of the Condominium to provide such information on a timely basis may result in withdrawal of the Permit, fines or other serious sanctions. All Unit Owners are obliged to provide the requested information on an urgent basis, on behalf of their or their tenants’ employees. The Condominium Trustees may seek any damages suffered by the Condominium as a result of failure in this regard from a Unit Owner who fails to provide accurate and timely information.

i.
City of Cambridge Parking and Transportation Demand Management (PTDM) plan (2020 Requirements). If a tenant (or, in each case below. a unit owner) offers any of its employees parking in the Parking Lot, then the tenant has the option of charging such employee market rate for parking. or, alternatively, if the tenant charges any of its employees less than the current monthly market rate for parking, then the tenant will offer such employees an equivalent monthly payment to support the employee’s commute by walking, biking, transit or carpool. In the event that an employee chooses to use the equivalent monthly payment for transit,  tenants will use best efforts to enroll in the MBTA pass program to provide an employee with the ability to purchase a pass using pre-tax wages. ‘Equivalent monthly payment’ means the remainder of the current monthly market rate for parking less the fee paid for parking by an employee. For example, if the current monthly market rate is $200 and an employee is being charged $50 per month by the employer, then the equivalent monthly payment equals $150 per month. Any tenant may charge certain employees for parking at market rate in the Parking Lot and other employees may be charged at less than the current monthly market rate for parking in the Parking Lot with the tenant providing such employees with the equivalent monthly benefit option.

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j.
Superintendent. The Superintendent’s responsibilities are for the maintenance and operation of the Condominium as a whole. Unit Owners or their tenants may request extraordinary services form the Superintendent which he may undertake with the specific approval of the Trustees. Such work will not be commenced without completion of a Maintenance Request. and Work Order form, and shall be billed to the appropriate Owner or tenant  at hourly rates and material mark-ups as established from time to time by the Trustees. The Superintendent has a list of those work items deemed ‘extraordinary’.

k.	Access Cards. A fee established by the Trustees is levied for the issuance of access cards to employees at the Condominium.

l.	Space Heaters. No electric space heaters shall be used in the Building unless specifically approved by the Trustees.

m.
Smoking. Smoking or carrying lighted cigars. pipes. cigarettes. e-cigarettes, or marijuana or similar products anywhere in the Building or grounds of the Building is not permitted, except in designated smoking areas of the Building as described below or in parked vehicles with closed windows, except that marijuana or similar products may not be smoked in the designated smoking areas of the Building. In the event that a Unit Owner, tenant or employee of such Unit Owner or tenant is found to be the cause of a fire alarm at the Building because of smoking in the Building, such Unit Owner or tenant shall pay for all costs associated with said fire alarm. Unit Owners, tenants or employees of Unit Owners or tenants smoking outside of the Building shall not dispose of cigarette or cigar butts in the parking lot or landscaped areas of the Building. No smoking is permitted within 50 feet of any entrance or exit of the Building, any driveway entrance of the Building. or any window of the Building. The Trustees of the Condominium have designated the concrete areas designated on the attached plan dated December 2015 as the smoking areas of the Building.

n.
Bicycles. Bicycles must be located in the concrete area designated on the attached plan as the location of the Building’s bicycle area and bicycle racks. No bicycle parking is permitted elsewhere in the parking lot, landscaped areas, sidewalks or attached to fences of the Building, except for the bicycle stands located at the Windsor Street entrance of the Building. Bicycles used by employees and guests of Unit Owners and tenants are permitted inside the Building, but must be lifted above the carpeted areas of the Common Areas of the Building.

o.
Animals. Animals or birds are not allowed in the Building without the written permission of the Trustees of the Trust, except for dogs used by the visually or hearing impaired. See Exhibit B regarding Pet Visitation.

p.
Motorcycles. The Rules and Regulations shall apply to motorcycles and motorized scooters in the same manner as other vehicles, except that motorized scooters may park in the hatched area adjacent to Parking Space 115 and two motorcycles may park in Parking Space 124. Prior to parking in the hatched area adjacent to Parking Space 115 and in Parking Space 124, Unit Owners and tenants with employees using motorized scooters and motorcycles must sign a license with the Condominium Trust allowing such parking. The Condominium Trust may charge a monthly fee for such parking. Motorcycles and motorized scooters must not park on any sidewalk of the Building and are subject to towing for failure to comply with this provision.

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q.
Suite/Unit Door Signs: For any entrance door to a suite or unit abutting the Building’s Common Area, only one sign or no greater than 150 square inches shall be permitted on the entrance door or the walls adjacent to the entrance doors to a suite or unit, whether the entrance is comprised of single or double doors. Additional or larger signs may be approved by a vote of the Condominium Trustees. Temporary signs or additional entry equipment at the entrance door or a suite or unit shall be permitted only by the Managing Agent or by a vote of the Condominium Trustees.  See Exhibit A regarding Common Area Signage

r.
Handicapped Parking Spaces: Any employer of a person using a handicapped parking space in the Building’s parking lot on a regular basis must pay to the Trust the market rent for Trust parking spaces. The employer must enter into a license agreement with the Trust for such space.

s.
Vendor, Contractor or Subcontractor: Should a vendor, contractor or subcontractor of a unit Owner fail to follow the instructions of the Property Manager or Building Superintendent or the procedures of the Condominium Trust prescribed in the Rules & Regulations or engage in gross negligence or willful misconduct at the Building, the Condominium Trustees may inform the Unit Owner that the vendor, contractor or subcontractor may not perform any additional services at the Building. Any vendor, contractor or subcontractor performing fire alarm work or installation, mist coordinate with the Managing Agent, not the Building Superintendent, regarding testing and connecting to the Building’s main fire alarm panel.

t.
HVAC Units: Unit Owners installing new HVAC units must provide the Trust’s Managing Agent with the location on the roof or grounds, serial number and model number. Locations of new HVAC units must be approved by the Managing Agent to ensure that the proposed location does not prevent water from reaching roof drains or block emergency egress paths. Unit Owners must remove old HVAC units from the roof or grounds at the time of installing new units. Evidence or removal must be provided to the Managing Agent. All costs for installing new units and removing old units shall be borne by the Unit Owner installing or removing the units. All roof installations, whether for HVAC or telecommunication purposes must have rubber pads under wooden or plastic blocking.

u.
Windows: Unit Owners replacing exterior window frames and windows must use frames with the color ‘Hartford Green’ (or an exact match of a window frame manufacturer). matching Hartford Green sealant such as Dow Corning 790 “Blue Spruce”, Precora 864 Tremco Dymonic FC, and clear glass to match existing window frames and window glass. Prior to installation or sealant maintenance, window frames, sealant. and windows must be approved by the Trustees. The Trustees reserve the right to deny approval of window frames, sealant. and window glass even if said frames, sealant and glass have been purchased by Unit Owners. Unit Owners must replace windows with broken thermopane seals within six (6) months of notification by the Condominium Trustees or Managing Agent. In the event that the Unit Owner has not replaced such windows. the Trust may enter the Unit and replace the window. In the event that Unit Owner’s failure lo apply sealant or to replace a leaking window causes water damage to another Unit Owner’s Unit or the personal property of the other Unit Owner or its tenant, the Trust may enter the Unit with the failed window or failed sealant and replace the window or apply sealant. If a window or windows are replaced or sealant applied. the Trust will charge the Unit Owner for the cost of goods and services provided by the window installation company plus a 5% construction management fee and shall constitute a lien upon the Unit in the event that the Unit Owner fails to pay the Condominium Trust within thirty (30) days or receiving an invoice.

10

v.
Emergency Egress: Unless an emergency has occurred at the Property, occupants of the Property shall not use the exit doors on the first floor. second floor and penthouse which lead via metal staircases into an emergency egress alley located behind the adjacent Shell Station at 1001 Cambridge Street. Construction and telecommunications company personnel may use this emergency egress alley to remove debris from the Building, to service or install HVAC equipment, or to service or install telecommunications equipment with the approval of the Managing Agent.

w.
Skylights and Screens: All new skylights must have protective screens installed on the roof with such screens subject to the approval of the Managing Agent. In the event that a  Unit Owner fails to install a protective screen on the roof within sixty (60) days after receiving notice from the Managing Agent, the Trust may install the protective screen. If a protective screen is installed, the Trust will charge the Unit Owner for the cost of goods and services provided by the screen installation company plus a 5% construction management fee and shall constitute a lien upon the Unit in the event that the Unit Owner fails to pay the Condominium Trust within thirty (30) days of receiving an invoice.

x.
Building Permit: Any Unit Owner spending over $l0,000 for new construction in a Unit shall be required to receive a building permit from the Inspectional  Services  Department of the City of Cambridge. A copy of such permit shall be provided to the Managing upon receipt of the permit from the City of Cambridge.

y.
Deliveries at Common Area Mailboxes: Unit Owners, tenants and their employees shall not overburden the mailbox area in the Building’s lobby with personal deliveries. Unit Owners and tenants shall remove boxes from the mailbox area on a daily basis to ensure access to the Building’s mailboxes and to retain the professional appearance of the Building’s lobby.

z.
Trust’s Managing Agent: As of the date of these amendments to the Rules and Regulations, the Trust’s Managing Agent is Lincoln Properly Company, 1 Van de Graaff Drive, Lower Level, Burlington, MA 01803.

aa.	Within each Unit Owner’s Unit or each tenant’s premises, Unit Owners and tenants shall observe and comply with the public health guidelines of the United States Centers for Disease Control and any and all federal, state, and local authorities with jurisdiction over the Building, Units or a tenant’s premises (collectively, the ‘‘Public Health Guidelines”).

bb.
Within  all  areas of the Building outside the Units and tenant’s premises, Unit Owners and tenants shall monitor and cause compliance with Public Health Guidelines and with the Trust’s regulations and protocols (“Trust Protocols’’) to avoid transmission or COVID-19 and other contagious diseases by every person acting by. through, or on behalf of Unit Owners and tenants, provided that any such Trust Protocols shall have been communicated to Unit Owners and tenants in advance orally, by written correspondence, or by posted signage. Trust Protocols may include, but are not limited to, requiring that individuals wear face masks covering the mouth and nose; requiring that individuals maintain social distancing of at least 6 feet apart; limiting or prohibiting gatherings in common areas; and changing pedestrian traffic patterns in lobbies, stairwells, elevators, and other common areas.

11

cc.
The Managing Agent shall have the right. but not the obligation, to (a) screen any person seeking entrance to the Building for symptoms of contagious disease (including but not limited to COVID-19), which screening may include, without limitation, a temperature scan, and (b) deny entry lo the Building to any person exhibiting symptoms of contagious disease (including but not limited to COVTD-19), including those persons exhibiting an elevated body  temperature. All persons entering the Building shall cooperate with any such procedures.

dd.
Unit Owners and tenants shall immediately report to the Managing Agent (Lincoln Property Company as of the date of these Rules & Regulations) if Unit Owners and tenants becomes aware that any individual present in the Building visiting a Unit Owner or tenant within the last 7 days: (a) had a confirmed case of COVID-19. at the time of such visit. or (b) has since been diagnosed with COVID-19. In each such case. Unit Owners and tenants should use extreme care not to disclose the name or other identifying information of the individual in question. Unit owners and tenants shall cooperate with the Managing Agent and its representatives to identify any areas outside of the Unit or tenant’s premises that were accessed by such individual during such visit or visits to the Building. such as bathrooms. vending machines and Common Area seating areas.

ee.
City of Cambridge Parking and Transportation Demand Management (PTDM) plan (Additional 2020 Requirements). Unit owners are required to report to the Managing Agent annually by April 1st 1) the number of spaces owned, 2) the number of spaces used by  the Unit Owner, 3) the number of spaces leased to tenants of the Unit Owner, and 4) the number of spaces which Unit Owners lease from other Unit Owners.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

12

These amendments to the Rules and Regulations are hereby adopted by the consent of the Trustees of the 432 Columbia Street Condominium Trust this 7th day of August, 2020.

VOTE OF TRUSTEES

Reference is made to the 432 Columbia Street Condominium Trust dated 22 January 1988, recorded in the Middlesex County Registry of Deeds Book 18837, Page 158. Pursuant to Section 7 of the By-Laws of the Trust. the Trustees unanimously voted to adopt the above amended Rules and Regulations with Exhibits A and B. These Rules and Regulations shall be effective as of the latter of August 31, 2020 or the date a copy is actually received by a Unit Owner or posted in the Condominium.

IN WITNESS HEREOF the parties hereto have signed this vote of trustees this 7th of August. 2020,

/s/ Brain Bai
Brain Bai, Trustee	Witnessed:

/s/ Michael Grill
Michael Grill, Trustee	Witnessed:

/s/ Hillary Brown
Hillary Brown, Trustee	Witnessed:

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EXHIBIT A
RULES AND REGULATIONS
432 COLUMBIA STREET CONDOMINIUM TRUST

COMMON AREA SIGNAGE
RULES & REGULATIONS

In addition to the rules regarding signage in the existing Rules and Regulations, the Trust prohibits posting signage in the Building common areas without prior written permission of the Trustees. The Trustees hereby provide authority to the Managing Agent to provide permission or denial to Unit Owners. tenant or subtenant for proposed signage. The following Common Area Signage Rules & Regulations are provided below to clarify this building policy.

1.	All proposed signage must be presented to Trustees or Managing Agent for authorization 24-hours prior to the requested posting date and time.

2.	Any and all signage must receive written authorization from Trustees and/or Managing Agent.

3.	Any and all signage must be printed, laminated and professional in appearance. Hand-written and/or non-laminated paper signage will not be authorized.

4.	Overnight signage must be posted after 5:00pm and removed prior to 8:00am, Monday through Friday.

5.	Weekend signage must be posted after 5:00pm on the appropriate Friday and removed prior to 8:00am on the following Monday.

6.
Any and all adhesive used to post signage must be completely and appropriately removed immediately upon removal of signage. Any and all damage caused by the installation or removal of signage is the whole responsibility of the corresponding Unit Owner to repair with in 24-hours of damage occurring, to Trustees satisfaction.

7.
Signage posted on a floor stand or easel is strictly prohibited from impeding any emergency exit pathways or doorway at any time, for any reason. The Trust reserves the right to relocate floor stand signage at any time.

8.	The Trust reserves the right to deny authorization of signage at any time for any reason.

9.	Signage authorization is given on a first come, first serve basis.

EXHIBIT B
RULES &  REGULATIONS OF
432 COLUMBlA STREET CONDOMINIUM TRUST

PET VISITATION
RULES & REGULATIONS

Section 8.0 (0) of the Rules and Regulations of the 432 Columbia Street Columbia Street Condominium Trust dated October 16, 2008 prohibits animals at 1035 Cambridge Street without written permission of the Trustees. The following Pet Visitation Rules & Regulations are provided below to clarify this building policy.

l
Any and all non-service dogs brought onto the property  must first receive written authorization from the Trustees or Managing Agent. Service dogs, those used by visually or hearing impaired, are permitted in the building.

2.	Only service dogs will be permitted on the property. Any and all other pets or animals are prohibited.

3.	Trustees or Managing Agent shall have the authority to revoke dog visitation privileges at the property at any time, with or without reason.

4.	Only one (1) dog authorization shall be provided PER TENANT SUITE.

5.	Authorized dogs are allowed a maximum of (1) visit per business week.

6.	Dogs must be kept contained or on a leash at all times while within any and all common areas including, but not limited to: parking lot, landscaping, common lobbies or common hallways.

7.	Dogs are strictly prohibited from using building common areas including, but not limited to, parking lots and landscaped areas, for “restroom” purposes.

8.	Each individual Unit Owner is wholly responsible for any and all liability related to the pet’s visitation.

9.
Any and all incidents occurring because of or related to a dog involving additional costs (i.e,: cleaning, carpeting, legal fees) will be the full and complete responsibility of Unit Owner to repair to the satisfaction of the Trustees.

EXHIBIT G

PARKING LOT PLAN OF 1035 CAMBRIDGE STREET

(Sec following page)

CAMBRIDGE STREET
SHELL OIL
432 COLUMBIA
COLUMBIA STREET
Windsor Street

432 Columbia Street

Cambridge, Massachusetts

Parking Lot Expansion

INDEX TO LEASE

1.1	DEFINITIONS	1
1.2	EXTENT OF AGREEMENT	5
2.1	LEASED PREMISES	5
2.2	APPURTENANT RIGHTS AND OBLIGATIONS	5
3.1	RENT	5
3.2	LATE RECEIPT OF RENT	6
4.1	CONDITION OF PREMISES	6
5.1	PERMITTED USE OF PREMISES	7
5.2	ALTERATIONS BY TENANT	8
6.1	PROHIBITION AGAINST ASSIGNMENT AND SUBLETTING	8
7.1	LANDLORD’S REPAIRS AND MAINTENANCE	10
7.2	TENANT’S REPAIR AND MAINTENANCE	10
7.3	TENANT’S EQUIPMENT	10
7.4	UTILITIES AND BUILDING SERVICES	11
8.1	REAL ESTATE TAX PAYMENTS	12
8.2	ABATEMENT	12
8.3	ESTIMATED REAL ESTATE TAX PAYMENTS	12
9.1	CONDOMINIUM FEE PAYMENTS	13
9.2	CONDOMINIUM FEES	13
9.3	ESTIMATED CONDOMINIUM FEE PAYMENTS	14
10.1	TENANT’S AND LANDLORD’S INDEMNITY	14
10.2	TENANT’S INSURANCE	15
10.3	TENANT’S RISK	15
10.4	INJURY CAUSED BY THIRD PARTIES	16
l 1.1	LANDLORD’S RIGHT OF ACCESS	16
12.1	ABATEMENT OF RENT	16
12.2	RIGHT TO TERMINATE	16
12.3	RESTORATION	17
12.4	AWARD	17
13.1	TENANT’S DEFAULT	17
13.2	LANDLORD’S DEFAULT	20
14.1	WAIVER	20
14.2	COVENANT OF QUIET ENJOYMENT	21
14.3	LANDLORD’S LIABILITY	21
14.4	TRANSFER OF TITLE	21
14.5	RULES AND REGULATIONS	21
14.6	ADDITIONAL CHARGES	22
14.7	SEVERABILITY	22
14.8	BINDING NATURE	22
14.9	NOTICES	22
14.10	COMPLETE AGREEMENT AND AMENDMENT	22
14.11	SUBORDINATION	22
14.12	ESTOPPEL CERTIFICATES	23
14.13	LANDLORD’S RIGHT TO CURE DEFAULTS	23

14.14	HOLDOVER	23
14.15	WAIVER OF SUBROGATION	23
14.16	YIELD UP	24
14.17	BROKERAGE	24
14.18	CONSTRUCTION	24
14.19	INTENTIONALLY DELETED	25
14.20	SECURITY DEPOSIT	25
14.21	PARTIAL INVALIDITY	25
14.22	GOVERNING LAW	25
14.23	FINANCIAL STATEMENTS	25
14.24	SATELLITE DISH/ANTENNA	26
14.25	COMPLIANCE WITH CONDOMINIUM DOCUMENTS	26
14.26	SUBMISSION NOT OFFER OR OPTION	28
14.27	AUTHORITY AND ORGANIZATION OF TENANT	28
14.28	NO RECORDING	29
14.29	ADDENDUM	29
14.30	TENANT’S APPROVALS	29
14.31	SIGNATURES	29
14.32	NO PERSONAL LIABILITY	29

EXHIBIT A	LEGAL DESCRIPTION OF LAND
EXHIBIT B	LEASE PLAN
EXHIBIT C	LANDLORD’S WORK
EXHIBIT D	RULES & REGULATIONS FOR FAIRLANE COLUMBIA, LLC
EXHIBIT E	LEGAL HOLIDAYS IN MASSACHUSETTS
EXHIBIT F	RULES AND REGULATIONS OF 432 COLUMBIA STREET CONDOMINIUM TRUST
EXHIBIT G	PARKING LOT PLAN OF 1035 CAMBRIDGE STREET